                                                                   Exhibit 10.90
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                                     $195,000,000


                                  PURCHASE AGREEMENT



                                       BETWEEN



                              BNP LEASING CORPORATION,

                                      ("BNPLC")



                                         AND



                                 CHIRON CORPORATION,

                                      ("CHIRON")



                                    JUNE 28, 1996


      (BUILDINGS #4 AND #7A/CHIRON'S MASTER CAMPUS PLAN, EMERYVILLE, CALIFORNIA)


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PURSUANT TO AND AS MORE PARTICULARLY PROVIDED IN PARAGRAPH 12 OF THIS AGREEMENT,
THE LEASE REFERENCED HEREIN AND THIS PURCHASE AGREEMENT ARE TO CONSTITUTE, FOR INCOME TAX PURPOSES ONLY, A FINANCING ARRANGEMENT OR CONDITIONAL SALE. AS PROVIDED IN PARAGRAPH 12 OF THIS AGREEMENT, BNPLC AND CHIRON EXPECT THAT CHIRON (AND NOT BNPLC) SHALL BE TREATED AS THE TRUE OWNER OF THE PROPERTY FOR INCOME
TAX PURPOSES, THEREBY ENTITLING CHIRON (AND NOT BNPLC) TO TAKE DEPRECIATION DEDUCTIONS AND OTHER TAX BENEFITS AVAILABLE TO THE OWNER.

                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.  CHIRON'S OPTIONS AND OBLIGATIONS ON THE DESIGNATED SALE DATE............  1
    (a)  CHOICES............................................................  1
    (b)  ELECTION BY CHIRON.................................................  2
    (c)  TERMINATION OF CHIRON'S OPTION TO PURCHASE.........................  2
    (d)  PAYMENT TO BNPLC...................................................  3
    (e)  EFFECT OF OPTIONS ON SUBSEQUENT TITLE ENCUMBRANCES.................  3

2.  TERMS OF CONVEYANCE UPON PURCHASE.......................................  3

3.  SURVIVAL OF CHIRON'S OBLIGATIONS........................................  4
    (a)  STATUS OF THIS AGREEMENT...........................................  4
    (b)  REMEDIES UNDER THE LEASE AND THE GROUND LEASE......................  4

4.  SECURITY FOR CHIRON'S OBLIGATIONS.......................................  5
    (a)  PROVISIONS FOR FINANCIAL COVENANTS OR SECURITY.....................  5
    (b)  CONDITIONS TO CHIRON'S USE OF A FINANCIAL COVENANT AMENDMENT.......  6
    (c)  CONDITIONS TO CHIRON'S USE OF A PLEDGE AMENDMENT...................  6
    (d)  CONSEQUENCES OF A FAILURE TO AGREE.................................  7
    (e)  TERM AND CONDITIONS RELATING TO RESTRICTED FUNDS...................  7

5.  SECURITY FOR BNPLC'S OBLIGATIONS........................................  9

6.  BNPLC'S REMEDIES CUMULATIVE............................................. 10

7.  ATTORNEYS' FEES AND LEGAL EXPENSES...................................... 10

8.  ESTOPPEL CERTIFICATE.................................................... 10

9.  SUCCESSORS AND ASSIGNS.................................................. 10

10. MISCELLANEOUS........................................................... 10
    (a)  NOTICES............................................................ 10
    (b)  SEVERABILITY....................................................... 13
    (c)  NO IMPLIED WAIVER.................................................. 13
    (d)  NO IMPLIED REPRESENTATIONS BY BNPLC................................ 13
    (e)  ENTIRE AGREEMENT................................................... 13
    (f)  OWNERSHIP OF CHIRON................................................ 13
    (g)  TIME IS OF THE ESSENCE............................................. 13
    (h)  GOVERNING LAW...................................................... 14
    (i)  PARAGRAPH HEADINGS................................................. 14
    (j)  OTHER TERMS AND REFERENCES......................................... 14

    (i)  NOT A PARTNERSHIP, ETC............................................. 14
    (k)  NO DISCRIMINATION.................................................. 14

11. WAIVER OF JURY TRIAL.................................................... 14

12. INCOME TAX REPORTING.................................................... 15

                                Exhibits and Schedules



EXHIBIT A......................................................Legal Description

EXHIBIT B.............................................................Grant Deed

EXHIBIT C...................................Preliminary Change of Ownership Form

EXHIBIT D............................................Bill of Sale and Assignment

EXHIBIT E.........................................Acknowledgement and Disclaimer

EXHIBIT F.......................................Documentary Transfer Tax Request

EXHIBIT G................................................Secretary's Certificate

EXHIBIT H....................................Instruction Letter to Title Insurer

EXHIBIT I.................................Certificate Concerning Tax Withholding

EXHIBIT J.........................................Amended and Restated Guarantee

EXHIBIT K..............................Matters to be Covered by Pledge Documents

LIST OF DEFINED TERMS.........................................Shared Definitions


                                         (ii)

                                  PURCHASE AGREEMENT


    This PURCHASE AGREEMENT (this "AGREEMENT"), by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and CHIRON CORPORATION, a Delaware corporation ("CHIRON"), is dated June 28, 1996, but intended to be effective as of the Effective Date. ("EFFECTIVE DATE" and other capitalized terms used and not otherwise defined in this Agreement are intended to have the meanings assigned to them in the LIST OF DEFINED TERMS attached to and made a part of this Agreement.)


                                       RECITALS

    Pursuant to the Ground Lease BNPLC is leasing the Land, which as of the Effective Date is as described in EXHIBIT A, from Chiron. Pursuant to the Lease BNPLC is also subleasing the Land to Chiron and leasing to Chiron the Improvements to be constructed on the Land as described in the Lease. (BNPLC's leasehold estate in the Land under the Ground Lease and BNPLC's interest in the Improvements and other real and personal property from time to time covered by the Lease and included within the "Property" as defined therein are hereinafter collectively referred to as the "PROPERTY".)

    Chiron and BNPLC have reached agreement upon the terms and conditions upon which Chiron will purchase or arrange for the purchase of the Property, and by this Agreement they desire to evidence such agreement.

                                      AGREEMENTS


    NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


    1.   CHIRON'S OPTIONS AND OBLIGATIONS ON THE DESIGNATED SALE DATE.

         (a) CHOICES. On the Designated Sale Date Chiron shall have the right and the obligation to either:

              (i) purchase or cause an Affiliate of Chiron to purchase BNPLC's interest in the Property and in Escrowed Proceeds, if any, for a cash price equal to the Break Even Price; or

              (ii) cause an Applicable Purchaser who is not an Affiliate of Chiron to purchase BNPLC's interest in the Property and in Escrowed Proceeds, if any, for a net cash price not less than the Fair Market Value of the Property. If, however, the Fair Market Value is less than the Residual Risk Percentage of Stipulated Loss Value outstanding immediately prior to the purchase, BNPLC may elect to keep the Property and any Escrowed Proceeds rather than sell to the Applicable Purchaser, in which case Chiron must (1) pay BNPLC a supplemental payment equal to (A) (x) Stipulated Loss Value, times (y) 100% minus the Residual Risk Percentage, less (B) any Escrowed Proceeds then held and to be retained by BNPLC, and
    (2) promptly deliver to BNPLC copies of all plans and specifications for the Property prepared in connection with the construction contemplated by the Lease and all other books and records of Chiron which will be necessary or useful to any future owner's or occupant's use of the Property in the manner permitted by the Lease, including books and records evidencing the testing and validation of

    Property for the uses permitted by the Lease. Unless BNPLC elects to keep the Property pursuant to the preceding sentence, Chiron must make a supplemental payment to BNPLC on the Designated Sale Date equal to the excess (if any) of the Break Even Price over the cash price actually paid to BNPLC on the Designated Sale Date by the Applicable Purchaser for BNPLC's interest in the Property and in any Escrowed Proceeds. However, provided no Event of Default has occurred and is continuing under the Lease, and provided further that neither Chiron nor any Applicable Purchaser has failed to pay any amount required to be paid by this Agreement on the date such amount first became due, any supplemental payment required by the preceding sentence shall not exceed (1) Stipulated Loss Value on the Designated Sale Date, times (2) 100% minus the Residual Risk Percentage. (Any supplemental payment payable to BNPLC by Chiron, rather than by the Applicable Purchaser, pursuant to this clause (ii) is herein referred to as the "SUPPLEMENTAL PAYMENT.") If the cash price actually paid by the Applicable Purchaser to BNPLC exceeds the Break Even Price and all other sums that are then due from Chiron to BNPLC, Chiron shall be entitled to such excess.

          (b) ELECTION BY CHIRON. Chiron shall have the right to elect whether it will satisfy the obligations set out in clause (i) or (ii) of the preceding subparagraph 1.(a); provided, however:

              (i) To give BNPLC the opportunity to have the Fair Market Value determined by an appraiser before the Designated Sale Date, Chiron must, unless Chiron concedes that Fair Market Value will be no less than the Residual Risk Percentage of Stipulated Loss Value on the Designated Sale Date, provide BNPLC with a Remarketing Notice. As used in this Agreement, "REMARKETING NOTICE" means a notice given by Chiron to BNPLC (and to each of the Participants) no earlier than two hundred seventy days before the Designated Sale Date and no later than one hundred and eighty days before the Designated Sale Date, specifying that Chiron reserves the right to dispute that the Fair Market Value will be greater than the Residual Risk Percentage of the Stipulated Loss Value. No Remarketing Notice will be required unless Chiron will reserve the right to dispute that Fair Market Value will equal or exceed the Residual Risk Percentage of Stipulated Loss Value on the Designated Sale Date. But if for any reason (including any acceleration of the Designated Sale Date as in the definition of Designated Sale Date in the LIST OF DEFINED TERMS) Chiron fails to provide a Remarketing Notice within the time periods specified in the definition of Remarketing Notice above, Fair Market Value shall, for purposes of this Agreement, be deemed to be no less than the Residual Risk Percentage of Stipulated Loss Value on the Designated Sale Date.

              (ii) To give BNPLC the opportunity to prepare the grant deed and other documents that BNPLC must tender pursuant to Paragraph 2 (collectively, the "SALE CLOSING DOCUMENTS") before the Designated Sale Date, Chiron must, if it is to satisfy the obligations set forth in subparagraph 1.(a) by causing an Affiliate of Chiron or an Applicable Purchaser to purchase BNPLC's interest in the Property, irrevocably specify the Affiliate or the Applicable Purchaser in notice to BNPLC given at least fifteen days prior to the Designated Sale Date. If for any reason Chiron fails to so specify an Affiliate or an Applicable Purchaser, Chiron shall be deemed to have irrevocably elected to satisfy the obligations set forth in subparagraph 1.(a)(i) by itself purchasing the BNPLC's interest in the Property.

          (c) TERMINATION OF CHIRON'S OPTION TO PURCHASE. Without limiting BNPLC's right to require Chiron to satisfy the obligations imposed by subparagraph 1.(a), Chiron shall have no further option hereunder to purchase the Property if either:

              (i) Chiron shall have elected to satisfy its obligations under subparagraph 1.(a)(ii) on a Designated Sale Date and BNPLC shall have elected to keep the Property on such Designated Sale Date in accordance with subparagraph 1.(a)(ii); or

              (ii) Chiron shall have failed on a Designated Sale Date to make or cause to be made all payments to BNPLC required by this Agreement or by the Lease and such failure shall have continued beyond the thirty day period for tender specified in the next sentence.

If BNPLC does not receive all payments due under the Ground Lease, under the Lease or hereunder on a Designated Sale Date, Chiron may nonetheless tender to BNPLC the full Break Even Price and all amounts then due under the Ground Lease or the Lease, together with interest on the total Break Even Price computed at the Default Rate from the Designated Sale Date to the date of tender, and if presented with such a tender within thirty days after the applicable Designated Sale Date, BNPLC must accept it and promptly thereafter deliver any Escrowed Proceeds and a deed and all other Sale Closing Documents listed in Paragraph 2.

          (d) PAYMENT TO BNPLC. All amounts payable under the preceding subparagraphs 1.(a) or 1.(c) by Chiron and, if applicable, by the Applicable Purchaser must be paid directly to BNPLC, and no payment to any other party shall be effective for the purposes of this Agreement. In addition to the payments required under subparagraph 1.(a), on the Designated Sale Date Chiron must pay all amounts then due to BNPLC under the Lease. BNPLC will remit any excess amounts due Chiron pursuant to the last sentence of subparagraph 1.(a)(ii) promptly after BNPLC's receipt of the same.

          (e) EFFECT OF OPTIONS ON SUBSEQUENT TITLE ENCUMBRANCES. It is the intent of BNPLC and Chiron that any conveyance of the Property to Chiron or any Applicable Purchaser pursuant to this Agreement shall cut off and terminate any interest in the Property claimed by, through or under BNPLC, including the Participants (but not any obligations of Chiron to BNPLC under the Lease, the Ground Lease or this Agreement then due or that may become due thereafter because of any expense or liability incurred by BNPLC resulting in whole or in part from events or circumstances occurring before such conveyance), including any Liens Removable by BNPLC and including any leasehold or other interests conveyed by BNPLC in the ordinary course of BNPLC's business. Anyone accepting or taking any interest in the Property by or through BNPLC after the date of this Agreement without the express prior consent of Chiron and with actual or constructive notice of this Agreement shall acquire such interest subject to the rights and options granted Chiron hereby. Further, Chiron and any Applicable Purchaser shall be entitled to pay any payment required by this Agreement for the purchase of the Property directly to BNPLC notwithstanding any prior conveyance or assignment by BNPLC, voluntary or otherwise, of any right or interest in this Agreement or the Property, and neither Chiron nor any Applicable Purchaser shall be responsible for the proper distribution or application of any such payments by BNPLC. The parties shall record a memorandum of this Agreement on the Effective Date for purposes of effecting such constructive notice.

    2. TERMS OF CONVEYANCE UPON PURCHASE. Immediately after Chiron tenders all payments to BNPLC as required by and pursuant to the preceding Paragraph 1, BNPLC must, unless it is to keep the Property as permitted by subparagraph 1.(a)(ii), deliver Escrowed Proceeds, if any, and convey all of its right, title and interest in the Property by grant deed to Chiron or the Applicable Purchaser, as the case may be, subject only to the Permitted Encumbrances and any other encumbrances that do not constitute Liens Removable by BNPLC. However, such conveyance shall not include the right to receive any payment under the Ground Lease then due BNPLC or that may become due thereafter because of any expense or liability incurred by BNPLC resulting in whole or in part from events or circumstances occurring before such conveyance, nor shall such conveyance include (except to the extent expressly provided in the Bill of Sale and Assignment of Contract Rights and Intangible Assets delivered by BNPLC as one of the Sale Closing Documents) the right to receive any payment under the Lease then due BNPLC or that may become due thereafter because of any expense or liability incurred by BNPLC resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen, shall be the responsibility of the purchaser, and the form of grant deed used to accomplish such conveyance shall be substantially in the form attached as EXHIBIT B. With such grant deed, BNPLC shall also tender to Chiron or the Applicable Purchaser, as the case may be, the following, each fully executed and, where appropriate, acknowledged on BNPLC's behalf by an officer of BNPLC:
(1) a Preliminary Change of Ownership Report in the form attached as EXHIBIT C,
(2) a Bill of Sale and Assignment of Contract Rights and Intangible Assets in the form attached as EXHIBIT D, (3) an Acknowledgment of Disclaimer of Representations and Warranties in the form attached as EXHIBIT E, which Chiron or the Applicable Purchaser must execute and return to BNPLC, (5) a Documentary Transfer Tax Request in the form attached as EXHIBIT F, (6) a Secretary's Certificate in the form attached as EXHIBIT G, (7) a letter to the title insurance company insuring title to the Property in the form attached as EXHIBIT H, and (8) a certificate concerning tax withholding in the form attached as
EXHIBIT I. If for any reason BNPLC fails to tender the Sale Closing Documents as required by this Paragraph 2, BNPLC may cure such refusal at any time before thirty days after receipt of a demand for such cure from Chiron.

      3. SURVIVAL OF CHIRON'S OBLIGATIONS.

          (a) STATUS OF THIS AGREEMENT. Except as expressly provided herein, this Agreement shall not terminate, nor shall Chiron have any right to terminate this Agreement, nor shall Chiron be entitled to any reduction of the Break Even Price or Supplemental Payment hereunder, nor shall the obligations of Chiron to BNPLC under Paragraph 1 be affected by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of or damage to the Property or any portion thereof under the power of eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Chiron's use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Chiron or any party claiming under Chiron by paramount title or otherwise, (v) Chiron's prior acquisition or ownership of any interest in the Property, (vi) any default on the part of BNPLC under this Agreement, the Ground Lease, the Lease or any other agreement to which BNPLC is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Chiron to make payment to and, if applicable, to cause the Applicable Purchaser to make payment to BNPLC under Paragraph 1 shall be separate and independent covenants and agreements from BNPLC's obligations under this Agreement or any other agreement between BNPLC and Chiron; provided, however, that nothing in this subparagraph shall excuse BNPLC from its obligation to tender a grant deed and the other Sale Closing Documents in substantially the form attached hereto as exhibits as required by Paragraph 2 immediately after the tender by Chiron and/or the Applicable Purchaser of such payments and of the other documents to be executed in favor of BNPLC at the closing of the sale. Accordingly, the Break Even Price or the Supplemental Payment, as the case may be under Paragraph 1, shall continue to be payable by Chiron in all events, and the obligations of Chiron hereunder shall continue unaffected.

          (b) REMEDIES UNDER THE LEASE AND THE GROUND LEASE. No repossession of or re-entering upon the Property or exercise of any other remedies available under the Lease or the Ground Lease shall relieve Chiron of its liabilities and obligations hereunder, all of which shall survive the exercise of remedies under the Lease and Ground Lease. Chiron acknowledges that the consideration for this Agreement is separate and independent of the consideration for the Lease and the Ground Lease, and Chiron's obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse Chiron from performance of its obligations under the Lease or the Ground Lease.

    Notwithstanding the foregoing, if BNPLC is paid the full amount of the Termination Fee (under and as defined in the Ground Lease) in connection with any termination of the Ground Lease or transfer of BNPLC's rights thereunder as expressly provided in Paragraph 2 thereof, Chiron shall be excused from its obligation to buy or arrange for the purchase of BNPLC's interest in the Property pursuant to this Agreement, unless the payment of the Termination Fee is later held to constitute a preference or a voidable transfer under Applicable Law, or for any other reason BNPLC is required to refund such payment or any part of it to Chiron or to any other Person, in which case the payment of the Termination Fee shall not constitute a release of Chiron from any liability hereunder. Further, promptly after any payment of the Termination Fee to BNPLC and the expiration of any period during which such payment could be claimed to constitute a preference or voidable transfer, BNPLC shall release and return any Restricted Funds or collateral received by BNPLC and pledged to it pursuant to Paragraph 4, other than Restricted Funds or collateral that Chiron itself has transferred to BNPLC as contemplated in the definition of the Termination Fee in the Ground Lease.

    4. SECURITY FOR CHIRON'S OBLIGATIONS. Chiron shall be excused from the requirements set forth below in the various subparagraphs of this Paragraph 4, if (but only if) on or prior to the first Business Day in September, 1999: (1) Chiron shall have purchased or caused an Applicable Purchaser to have purchased BNPLC's interest in the Property pursuant to subparagraph 1.(a), and Chiron shall have paid to BNPLC all amounts required in connection with the purchase; or (2) Chiron shall have delivered to BNPLC a new amended and restated guarantee by Guarantor (or by any surviving corporation that may result from a merger of Guarantor with another Person) of the payment obligations of Chiron under the Ground Lease, the Lease and this Agreement in the form attached hereto as EXHIBIT J; or (3) Chiron shall have obtained from BNPLC and all Participants a waiver in writing of the requirements of this Paragraph 4 (it being understood that, if asked for such a waiver, BNPLC or any of the Participants may in its sole and absolute discretion decline to provide the waiver, as more particularly provided in subparagraph 10.(f) below). Unless Chiron is so excused:

          (a) PROVISIONS FOR FINANCIAL COVENANTS OR SECURITY. Chiron must do one (but only one) of the following:

              (i) after satisfying the conditions set forth in subparagraph 4.(b), and no later than the first Business Day of September, 1999, Chiron must execute and deliver an amendment of this Agreement (the "FINANCIAL COVENANT AMENDMENT"), committing Chiron to comply with financial covenants set forth therein; or

              (ii) after satisfying the conditions set forth in subparagraph 4.(c), and no later than the first Business Day of September, 1999, Chiron must execute and deliver Pledge Documents (as defined below) and thereby grant to BNPLC before a first priority perfected security interest in Qualified Securities or in a Qualified Right to Stock Sale Proceeds; or

              (iii) no later than the first Business Day of September, 1999, Chiron must deliver immediately available funds to BNPLC in an amount equal to Stipulated Loss Value ("RESTRICTED FUNDS"), which BNPLC shall be entitled to hold as security and apply as hereinafter provided.

          (b) CONDITIONS TO CHIRON'S USE OF A FINANCIAL COVENANT AMENDMENT. Before Chiron may choose to satisfy the requirements of the preceding subparagraph by delivering a Financial Covenant Amendment (in lieu of Pledge Documents or the delivery of Restricted Funds to BNPLC), the following condition must be satisfied:

              No later than ten Business Days prior to the first Business Day of September, 1999 Chiron must have received the prior approval of BNPLC and each of the Participants of the form and substance of the Financial Covenant Amendment, including the financial covenants therein that will be incorporated into this Agreement. Neither BNPLC nor Participants shall, however, be required to approve of any such amendment or of any financial covenants therein proposed by Chiron before the same are in form and substance satisfactory to each of BNPLC and the Participants in its sole and absolute discretion. To facilitate Chiron's satisfaction of this condition, BNPLC will cause its counsel to prepare and submit drafts of a Financial Covenant Amendment, if Chiron requests such drafts from BNPLC in a notice given to BNPLC and the Participants no later than June 1, 1999, and if Chiron unconditionally confirms in such notice that Chiron will pay the Attorney's Fees and any other reasonable costs incurred by BNPLC or the Participants in connection with the preparation or approval of the drafts or otherwise incurred in responding to the request.

          (c) CONDITIONS TO CHIRON'S USE OF A PLEDGE AMENDMENT.   Before Chiron
may choose to satisfy the requirements of subparagraph 4.(a) by delivering Pledge Documents (in lieu of a Financial Covenant Amendment or the delivery of Restricted Funds to BNPLC), the following conditions must be satisfied:

              (i) No later than ten Business Days prior to the first Business Day of September, 1999 Chiron must have received the prior approval of BNPLC and each of the Participants of the form and substance of the pledge agreements, financing statements and other documents (the "PLEDGE DOCUMENTS") which will (to secure Chiron's PA Obligations) create, evidence and perfect BNPLC's security interest in Qualified Securities or a Qualified Right to Stock Sale Proceeds. Neither BNPLC nor the Participants shall, however, be required to approve of any such Pledge Documents until they are in form and substance satisfactory to each of BNPLC and the Participants in its sole and absolute discretion. Some but not all of the matters that may be covered by the Pledge Documents are listed in EXHIBIT K attached hereto. To facilitate Chiron's satisfaction of this condition, BNPLC will cause its counsel to prepare and submit drafts of a Pledge Documents to Chiron and to the Participants, if Chiron requests such drafts from BNPLC in a notice given to BNPLC and the Participants no later than June 1, 1999, if such notice specifies which type of collateral (Qualified Securities or a Qualified Right to Stock Sale Proceeds) it to be covered thereby and if Chiron unconditionally confirms in such notice that Chiron will pay the Attorney's Fees and any other reasonable costs incurred by BNPLC or the Participants in connection with the preparation or approval of the drafts or otherwise incurred in responding to the request.

              (ii) If the Pledge Documents will provide for a pledge of Qualified Securities, no later than five Business Days prior to the expected date of any such pledge, Chiron must have delivered (A) unencumbered funds with which BNPLC or a custodian to be appointed under the Pledge Documents can purchase the Qualified Securities to be pledged to BNPLC, or (B) the

    Qualified Securities to be pledged under the Pledge Documents together with such certificates and other documents as will be required by the Pledge Documents to establish that such securities are subject to no prior encumbrances.

              (iii) If the Pledge Documents will provide for a pledge of a Qualified Right to Stock Sale Proceeds, no later than five Business Days prior to the expected date of any such pledge, Chiron must have delivered to BNPLC the such certificates and other documents as will be required by the Pledge Documents to establish that the rights to be pledged by Chiron are enforceable against Guarantor and subject to no prior encumbrances.

              (iv) No later than first Business Day of September, 1999, Chiron must have provided, at its expense, one or more written legal opinions, in form and substance approved by BNPLC and the Participants, opining that if duly authorized and executed by the parties thereto other than Chiron, the Pledge Documents are enforceable and shall provide in favor of BNPLC a valid, first priority, perfected security interest to secure Chiron's PA Obligations. If the Pledge Amendment contemplates a pledge of a Qualified Right to Stock Sale Proceeds, such opinion or opinions must also opine that the documents which create the rights of Chiron to be pledged are duly authorized, executed and enforceable by Chiron against Guarantor. Such opinion or opinions must also cover such other matters as BNPLC or any Participant deems to be customary in such opinions, must be addressed to BNPLC and the Participants and must be issued by one or more law firms reasonably acceptable to BNPLC and the Participants with nationally recognized expertise in the subject matter thereof.

          (d) CONSEQUENCES OF A FAILURE TO AGREE.   To meet deadlines of Chiron
for the execution of this Agreement, and to save legal fees payable by Chiron in connection with the execution of this Agreement, Chiron and BNPLC are postponing the negotiation of the form and substance of a Financial Covenant Amendment, of Pledge Documents and of related legal opinions. In doing so they recognize that in the future they may disagree upon, or Participants may not approve of, all or any documents required for Chiron's satisfaction of the conditions set forth in subparagraphs 4.(b) and 4.(c). Chiron and BNPLC do not, however, want to submit themselves to a risk of liability or loss of rights hereunder for being judged unreasonable with respect to such conditions. Accordingly, both Chiron and BNPLC hereby disclaim any obligation express or implied to be reasonable in negotiating any amendment to this Agreement or the Pledge Documents or the requirements for related legal opinions, and in lieu of any such obligation to be reasonable they are providing herein for the deposit of Restricted Funds as an alternative to the execution of any Financial Covenant Amendment or Pledge Amendment. If for any reason whatsoever (including any disagreement of Chiron and BNPLC over financial covenants or the form of Pledge Documents and any refusal of any Participant to approve any amendment to this Agreement negotiated by BNPLC and Chiron) Chiron does not satisfy the conditions listed above in subparagraphs 4.(b) or 4.(c) prior to the deadlines specified therein, then Chiron shall have the right and the obligation to deliver the Restricted Funds no later than the first Business Day of September, 1999.

          (e) TERM AND CONDITIONS RELATING TO RESTRICTED FUNDS. Any Restricted Funds which Chiron does deliver will be held by BNPLC in accordance with and governed by the following provisions:

              (i) The Restricted Funds shall not be considered an advance payment of amounts due under this Agreement or a measure of BNPLC's damages should a breach of this Agreement by Chiron occur.

              (ii) So long as Restricted Funds are in BNPLC's possession, BNPLC shall keep the Restricted Funds deposited in one or more accounts (as BNPLC shall from time to time determine to be appropriate in its sole discretion) maintained by one or more Deposit Takers. Accounts into which Restricted Funds are deposited shall be interest bearing, but BNPLC does not guarantee a rate of interest or other earnings on such accounts, and BNPLC shall not be required to place Restricted Funds into any account or other investment in which BNPLC cannot obtain a perfected, first priority security interest. Further, if Restricted Funds or any interest thereon are lost because of any failure of a Deposit Taker to return the same, whether caused by the insolvency of such Deposit Taker or otherwise, BNPLC shall be responsible for such loss only if the Deposit Taker is an Affiliate of BNPLC. However, at the time BNPLC deposits Restricted Funds into any account maintained by a Deposit Taker that is not an Affiliate of BNPLC: (1) such Deposit Taker must either be approved by Chiron or be rated no lower than AA or the equivalent thereof by Standard and Poor's Corporation or A-1 or the equivalent thereof by Moody's Investor Service, Inc; and (2) Chiron must have been provided with and approved (a) the agreement concerning such Deposit Taker's obligation to periodically remit interest to BNPLC as described in the definition of Deposit Taker IN THE LIST OF DEFINED TERMS, and (b) in the case of any Deposit Taker that is an Affiliate of a Participant, the written guaranty of such Participant described in the definition of Deposit Taker. The interest accruing on the accounts into which BNPLC deposits Restricted Funds from time to time shall be reported by Chiron as Chiron's income for income tax purposes. All interest earned on the Restricted Funds will be added to and made a part of the Restricted Funds, but prior to any Designated Sale Date, BNPLC shall remit all such interest to Chiron no less often than once during each calendar quarter, whereupon such interest shall be deemed released from the security interest hereinafter granted. Except for interest remitted to Chiron by BNPLC pursuant to the preceding sentence, Chiron shall have no right to withdraw or to recover the Restricted Funds or to assign or encumber any interest Chiron may have in the Restricted Funds until all payments to BNPLC required by this Agreement are received by BNPLC.

              (iii) As security for Chiron's PA Obligations Chiron hereby grants to BNPLC a security interest, a lien and a right of offset, each of which shall be in addition to BNPLC's rights at common law, in and against all Restricted Funds, all investments made with Restricted Funds, all interest and other earnings thereon (subject to the provisions herein requiring periodic remittance of interest earned on Restricted Funds to Chiron), and all deposit accounts and/or security accounts into which such Restricted Funds, investments, interest and other earnings are held at any time and all proceeds of the foregoing. Chiron hereby authorizes and directs all Deposit Takers to allow BNPLC to offset the Restricted Funds against any amount past due under this Agreement and to reflect on their books and records the pledge to BNPLC of all Restricted Funds they may hold on deposit from time to time. These provisions are self-operative. No further instrument is required to effect the security interest, lien and right of offset in and against Restricted Funds as provided above. In confirmation thereof, however, Chiron agrees to execute, acknowledge, and deliver promptly any certificate, financing statement or other document requested by BNPLC as necessary or helpful to evidence, perfect or preserve the security interest, lien and right of set-off. Chiron also agrees to provide to BNPLC contemporaneously with the delivery of any Restricted
    Funds one or more written legal opinions in form and substance approved by BNPLC and the Participants before then, opining that pursuant to this Agreement (or other documents described in the preceding sentence) BNPLC has a valid, first priority, perfected security interest in the Restricted Funds to secure Chiron's PA Obligations. Such opinion or opinions must also be addressed to BNPLC and the Participants and must be issued by one or more law firms reasonably acceptable to BNPLC and the Participants with nationally recognized expertise in the subject matter thereof.

              (iv) Any Restricted Funds (including any interest accrued on Restricted Funds that BNPLC has not yet remitted to Chiron as set forth herein) not applied to satisfy Chiron's PA Obligations shall be promptly returned to Chiron by BNPLC, free from any security interest or lien granted pursuant to this Agreement, after (but only after) Chiron's PA Obligations (including payments of interest on past due amounts owing to BNPLC which may accrue as provided herein) are satisfied in full (and in any event within thirty days after Chiron's PA Obligations are satisfied in full); provided, however: (A) this provision shall not excuse BNPLC from its obligation to remit interest earned on Restricted Funds as provided above; (B) if subsequent to Chiron's delivery of Restricted Funds Chiron and BNPLC do agree upon (1) Pledge Documents and other arrangements for Chiron's pledge of Qualified Securities or a Qualified Right to Receive Stock Sale Proceeds, or (2) an amendment to this Agreement providing for the incorporation of financial covenants herein, in either case in lieu of the deposit of Restricted Funds and all in form and substance satisfactory to Chiron, BNPLC and the Participants in their sole and absolute discretion, then the Restricted Funds (including any interest accrued on Restricted Funds that BNPLC has not yet remitted to Chiron) will be promptly returned to Chiron when such pledge or amendment becomes effective (or, if directed by Chiron in any notice delivered to BNPLC at least three days prior to the date when any such pledge becomes effective, BNPLC shall on the date the pledge is to become effective withdraw the Restricted Funds from the accounts in which they are deposited and use the same to acquire any Qualified Securities which will be so pledged); and (C) if directed by Chiron to do so in any notice delivered to BNPLC at least three days prior to any Designated Sale Date, BNPLC shall on the Designated Sale Date withdraw the Restricted Funds from the accounts in which they are deposited and apply the same against payments due to BNPLC hereunder on such Designated Sale Date.

              (v) Nothing in this Agreement shall authorize any party holding any Restricted Funds (other than BNPLC and its permitted assigns under this Agreement) to offset the Restricted Funds against any obligation of Chiron. BNPLC may require as a condition to placing any Restricted Funds with a Deposit Taker that such Deposit Taker waive any rights it may have to offset the Restricted Funds against any obligation owed to it by Chiron or others, that such Deposit Taker note BNPLC's rights hereunder on such Deposit Taker's books with respect to the accounts it maintains for the Restricted Funds and that such Deposit Taker agree to such other requirements as BNPLC then deems appropriate to preserve the Restricted Funds as security for Chiron's PA Obligations.

              (vi) If by an assignment permitted by this Agreement BNPLC assigns its interest in the Property prior to any sale thereof pursuant to this Agreement, BNPLC may also transfer its interest in the Restricted Funds to the assignee and thereafter BNPLC will have no liability for the return or proper application of the Restricted Funds, it being agreed that Chiron shall look solely to the new owner of the Property for the return or proper application of the same.


    5. SECURITY FOR BNPLC'S OBLIGATIONS. To secure Chiron's right to recover any damages caused by a breach of Paragraph 2 by BNPLC, including any such breach caused by a rejection or termination of this Agreement in any bankruptcy or insolvency proceeding instituted by or against BNPLC, as debtor, BNPLC does hereby grant to Chiron a lien and security interest against all rights, title and interests of BNPLC from time to time in and to the leasehold estate created by the Ground Lease, the Improvements and other Property. Chiron may enforce such lien and security interest judicially after any such breach by BNPLC, but not otherwise. Chiron waives any right it has to seek a deficiency judgement against BNPLC in any action brought for a judicial foreclosure of such lien and security interest, and in connection therewith, BNPLC hereby acknowledges that it shall have no right of redemption following any such judicial foreclosure pursuant to Cal. Code Civ. Procedure Section 729.

    6. BNPLC'S REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to BNPLC is intended to be exclusive of any other right or remedy BNPLC has with respect to the Property, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

    7. ATTORNEYS' FEES AND LEGAL EXPENSES. If either party commences any legal action or other proceeding to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party, shall be entitled to recover from the nonprevailing party all Attorneys' Fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such Attorneys' Fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

    8. ESTOPPEL CERTIFICATE. Either party to this Agreement will, upon not less than twenty days' prior request by the other party hereto, execute, acknowledge and deliver to the requesting party a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the responding party has knowledge. Any such statement may be relied upon by any Participant or permitted assignee of BNPLC or Chiron with respect to the Property.

    9. SUCCESSORS AND ASSIGNS. The terms, provisions, covenants and conditions hereof shall be binding upon Chiron and BNPLC and their respective permitted successors and assigns and shall inure to the benefit of Chiron and BNPLC and all permitted transferees, mortgagees, successors and assignees of Chiron and BNPLC with respect to the Property; provided, that the rights of BNPLC hereunder shall not pass to Chiron or any Applicable Purchaser or any subsequent owner claiming through Chiron or an Applicable Purchaser. Prior to the Designated Sale Date BNPLC may transfer, assign and convey, in whole or in part, the Property and any and all of its rights under this Agreement (subject to the terms of this Agreement) by any conveyance that constitutes a Permitted Transfer, but not otherwise. If BNPLC sells or otherwise transfers the Property and assigns its rights under this Agreement and the Lease pursuant to a Permitted Transfer, and if BNPLC's successor in interest assumes in writing for the benefit of Chiron liability for the obligations imposed upon BNPLC by this Agreement and the Lease on and subject to the express terms set out herein and therein, then BNPLC shall thereby be released from any further obligations arising under this Agreement or the Lease after the date of such assumption, and Chiron agrees to look solely to each successor in interest of BNPLC for performance of such obligations.

    10. MISCELLANEOUS.

         (a) NOTICES. Each provision of this Agreement, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or demand hereunder, or with reference to the making of any payment required hereunder, shall be deemed to be complied with when and if the following steps are taken:

         (i) All payments required to be paid by Chiron to BNPLC hereunder shall be paid to BNPLC in immediately available funds by wire transfer to:


                        Federal Reserve Bank of San Francisco
                        ACCOUNT: Banque Nationale de Paris
                        ABA #: 121027234
                        REFERENCE: Chiron-Emeryville Facility.

or at such other place and in such other manner as BNPLC may designate in a notice to Chiron. Time is of the essence as to all payments of Chiron under this Agreement.

         (ii) All payments required to be made by BNPLC to Chiron pursuant to the last sentence of subparagraph 1.(a)(ii) shall be paid to Chiron in immediately available funds at the address of Chiron set forth below or as Chiron may otherwise direct by notice sent in accordance herewith.

         (iii) All notices, demands, approvals, consents and other communications to be made hereunder to or by the parties hereto must, to be effective for purpose of this Agreement, be in writing. Notices, demands and other communications required or permitted hereunder are to be sent to the addresses set forth below (or in the case of communications to Participants, at the addresses set forth in SCHEDULE 1 attached to the Lease) and shall be given by any of the following means: (A) personal service; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                        ADDRESS OF BNPLC:

                        BNP Leasing Corporation
                        717 North Harwood Street
                        Suite 2630
                        Dallas, Texas 75201
                        Attention: Lloyd Cox
                        Telecopy: (214) 969-0060

                        WITH A COPY TO:

                        Banque Nationale de Paris, San Francisco
                        180 Montgomery Street
                        San Francisco, California 94104
                        Attention: Katherine Wolfe
                        Telecopy: (415) 296-8954

                        AND WITH A COPY TO:

                        Clint Shouse
                        Thompson & Knight, P.C.
                        1700 Pacific Avenue
                        Suite 3300
                        Dallas, Texas 75201
                        Telecopy: (214) 969-1550

                        ADDRESS OF CHIRON:

                        Chiron Corporation
                        Attn: Corporate Secretary
                        4560 Horton Street
                        Emeryville, CA 94608-2916
                        Telecopy: (510) 654-5360

                        WITH A COPY TO:

                        Chiron Corporation
                        Attn: Treasurer
                        4560 Horton Street
                        Emeryville, CA 94608-2916
                        Telecopy: (510) 601-3343


                        AND WITH A COPY TO:

                        Brobeck, Phleger & Harrison
                        550 West "C" Street, Suite 1300
                        San Diego, CA 92101
                        Attention: Todd J. Anson, Esq.
                        Telecopy: (619) 234-3848

         (b) SEVERABILITY. If any term or provision of this Agreement or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

         (c) NO IMPLIED WAIVER. The failure of BNPLC or Chiron to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any breach of this Agreement shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by BNPLC of any payment hereunder with knowledge of the breach of any covenant or agreement contained in this Agreement shall not be deemed a waiver of such breach, and no waiver of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

         (d) NO IMPLIED REPRESENTATIONS BY BNPLC. BNPLC AND BNPLC'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE OTHER PURCHASE DOCUMENTS, THE GROUND LEASE AND THE LEASE, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY CHIRON BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OTHER PURCHASE DOCUMENTS, THE GROUND LEASE AND THE LEASE.

         (e) ENTIRE AGREEMENT. This Agreement, the other Purchase Documents, the Ground Lease, the Lease and the other documents dated June 28, 1996 which are being executed by Chiron and executed or accepted by BNPLC contemporaneously with the execution of this Agreement supersede any prior negotiations and agreements between BNPLC and Chiron concerning the Property, and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto. Chiron ratifies and confirms the Lease and the Ground Lease as a separate and independent continuing obligations of Chiron.

         (f) OWNERSHIP OF CHIRON. Without limiting the foregoing, this Agreement supersedes prior negotiations which included discussions of Chiron's obligations under Paragraph 4 prior to any reduction in the percentage ownership of Chiron's Voting Stock by Guarantor to less than 40%. Although the ownership of Chiron's Voting Stock by Guarantor may be one of many relevant factors to be considered by BNPLC and Participants if they are asked to waive or approve a waiver of Chiron's obligations under Paragraph 4 of this Agreement, BNPLC and each Participant may decline to provide or approve such a waiver in its sole and absolute discretion.

         (g) TIME IS OF THE ESSENCE. Time is of the essence as to all obligations of Chiron and BNPLC and all notices required of Chiron and BNPLC under this Agreement.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict or choice of laws.

         (i) PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         (j) OTHER TERMS AND REFERENCES. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Agreement, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Agreement which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which BNPLC is a party or of which BNPLC is an intended beneficiary, without the consent of BNPLC. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Paragraph" and "this subparagraph" and similar phrases used herein refer only to the Paragraphs or subparagraphs in which the phrase occurs. As used herein the word "or" is not exclusive. As used herein the words "include", "including" and similar terms shall be construed as if followed by "without limitation to".

         (i)  NOT A PARTNERSHIP, ETC.   NOTHING IN THIS PURCHASE AGREEMENT IS
INTENDED TO BE OR TO CREATE ANY PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN BNPLC AND CHIRON. NEITHER THE EXECUTION OF THIS PURCHASE AGREEMENT NOR THE ADMINISTRATION OF THIS PURCHASE AGREEMENT OR OTHER DOCUMENTS REFERENCED HEREIN BY BNPLC, NOR ANY OTHER RIGHT, DUTY OR OBLIGATION OF BNPLC UNDER OR PURSUANT TO THIS PURCHASE

AGREEMENT OR SUCH DOCUMENTS IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY OBLIGATIONS OF BNPLC TO CHIRON.

         (k) NO DISCRIMINATION. As required by one of the Development Contracts, Chiron agrees for itself and its successors and permitted assigns that:

  There shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the premises, nor shall Chiron or any Applicable Purchaser, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees of the land.

    11. WAIVER OF JURY TRIAL. BNPLC AND CHIRON EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS AGREEMENT OR THE PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Chiron and BNPLC each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Chiron and BNPLC each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT OR THE PROPERTY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

    12. INCOME TAX REPORTING. BNPLC and Chiron intend this Agreement and the Lease to have a form for income taxes which is different than the form of this Agreement and the Lease for other purposes, and thus the parties acknowledge and agree as follows:

         (i) FOR PURPOSES OF DETERMINING THEIR RESPECTIVE FEDERAL, STATE AND LOCAL INCOME TAX OBLIGATIONS, BNPLC and Chiron believe and intend that this Agreement and the Lease constitute a financing arrangement or conditional sale. Both BNPLC and Chiron agree to report this Agreement and the Lease as a financing arrangement or conditional sale on their respective income tax returns (the "REQUIRED REPORTING"), unless such Required Reporting is challenged in writing by the Internal Revenue Service or another governmental authority with jurisdiction (a "TAX CHALLENGE"). Consistent with the foregoing, BNPLC and Chiron expect that Chiron (and not BNPLC) shall be treated as the true owner of the Property for income tax purposes, thereby entitling Chiron (and not BNPLC) to take depreciation deductions and other tax benefits available to the owner. Chiron shall also report all interest earned on Escrowed Proceeds or any collateral pledged pursuant to the Purchase Documents as Chiron's income for federal, state and local income tax purposes. REFERENCES IN THIS AGREEMENT OR IN THE LEASE TO A "LEASE" OF THE "PROPERTY" ARE NOT INTENDED FOR INCOME TAX PURPOSES TO REFLECT THE INTENT OF BNPLC OR CHIRON AS TO THE FORM OF THE TRANSACTIONS COVERED BY, OR THE PROPER CHARACTERIZATION OF, THIS AGREEMENT AND THE LEASE.

         (ii) FOR ALL OTHER PURPOSES, INCLUDING THE DETERMINATION OF THE APPROPRIATE FINANCIAL ACCOUNTING FOR THIS AGREEMENT AND THE DETERMINATION OF THEIR RESPECTIVE RIGHTS AND REMEDIES UNDER STATE LAW, BNPLC and Chiron believe and intend that (i) the Lease constitutes a true Lease, not a mere financing arrangement, enforceable in accordance with its express terms (and neither this Paragraph 12 nor the provisions referencing this Paragraph on the title page of this Agreement nor the corresponding provisions in the Lease are intended to affect the enforcement of any other provisions of this Agreement or the Lease) and (ii) this Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth herein. In this regard, Chiron acknowledges that Chiron asked BNPLC to participate in the transactions evidenced by this Agreement and the Lease as a landlord and owner of the Property, not as a lender. Although other transactions might have been used to accomplish similar results, Chiron expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the Required Reporting for income tax purposes, Chiron cannot equitably deny that this Agreement and the Lease should be construed and enforced in accordance with their respective terms, rather than as a mortgage or other security device, in any action brought by BNPLC to enforce this Agreement or the Lease.

In the event of a Tax Challenge, BNPLC and Chiron shall each provide to the other copies of all notices from the Internal Revenue Service or any other governmental authority presenting the Tax Challenge. Further, before changing from the Required Reporting because of a Tax Challenge, BNPLC and Chiron shall each consider in good faith any reasonable suggestions received from the other party to this Agreement about an appropriate response to the Tax Challenge; provided, however, that the suggestions are set forth in a notice delivered no later than thirty days after the suggesting party is first notified of the Tax Challenge; and, provided further, that when presented with a Tax Challenge, BNPLC shall have the right to change from the Required Reporting rather than participate in any litigation or other legal proceeding against the Internal Revenue Service or another governmental authority. In any event, Chiron shall indemnify BNPLC and defend and hold BNPLC harmless from and against all Losses imposed on or asserted against or incurred by BNPLC by reason of, in connection with or arising out of any such challenge or any resulting recharacterization of this Agreement or the Lease required by the Internal Revenue Service or another governmental authority, including any additional taxes that may become due upon any sale under this Agreement, to the extent (if any) that such Losses are not offset by tax savings to BNPLC resulting from additional depreciation deductions or other tax benefits of the recharacterization.


            [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             "BNPLC"

                             BNP LEASING CORPORATION, a Delaware corporation


                                  By: /s/ Lloyd G. Cox
                                     -----------------------------------------
                              Lloyd G. Cox, Vice President


                             "Chiron"

                             CHIRON CORPORATION, a Delaware corporation


                                  By: /s/ James Kent
                                     -----------------------------------------
                                 Name: James Kent
                                      ----------------------------------------
                                 Title: Treasurer
                                       ---------------------------------------

                                      EXHIBIT A

                                  LEGAL DESCRIPTION


REAL PROPERTY IN CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEING A PORTION OF BLOCKS 9, 10 AND 11, AS SHOWN ON THE UNFILED MAP ENTITLED "MAP OF MONUMENT LOCATION EMERYVILLE INDUSTRIAL TRACT", DATED JANUARY 5, 1921, BY PUNNETT AND PAREZ ENGINEERS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF 53RD STREET (FORMERLY SANTA FE AVENUE), AS SHOWN ON SAID MAP, AND THE WESTERLY LINE OF HOLLIS STREET; THENCE ALONG SAID WESTERLY LINE, NORTH 17DEG. 32' 00" WEST, 443.61 FEET; THENCE NORTH 27DEG. 46' 45" WEST, 381.28 FEET TO THE BEGINNING POINT OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 274.38 FEET (A RADIAL LINE THROUGH SAID POINT BEARS NORTH 31DEG. 43' 39" WEST); THENCE LEAVING SAID WESTERLY LINE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 72DEG. 44' 21", AN ARC DISTANCE OF 348.34 FEET; THENCE SOUTH 17DEG. 32' 00" EAST, 567.48 FEET TO A POINT LYING ON SAID NORTHERLY LINE OF 53RD STREET; THENCE ALONG SAID NORTHERLY LINE, NORTH 72DEG. 28' 00" EAST, 274.53 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-028

PARCEL TWO:

THAT PARCEL OF LAND SITUATE IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND BEING ALL OF PARCEL 2 OF PARCEL MAP NO. 5719, FILED DECEMBER 28, 1989, IN BOOK 187 OF PARCEL MAPS, AT PAGES 97 - 98, IN RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM:

ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY IN CONNECTION THEREWITH.

ASSESSOR'S PARCEL NO. 049-1041-060

                                      EXHIBIT B


                                CORPORATION GRANT DEED



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
- -------------------------

NAME:         Chiron Corporation
ADDRESS:      4560 Horton Street
ATTN:         Corporate Secretary
CITY:         Emeryville
STATE:        California
Zip:               94608-2916

MAIL TAX STATEMENTS TO:
- ----------------------

NAME:         Chiron Corporation
ADDRESS:      4560 Horton Street
ATTN:         Corporate Secretary
CITY:         Emeryville
STATE:        California
Zip:               94608-2916


                                CORPORATION GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, BNP LEASING CORPORATION, a Delaware corporation, hereby grants to [Chiron or the Applicable Purchaser] all of BNPLC's interest in the land situated in the County of Alameda, State of California, described on Annex A attached hereto and hereby made a part hereof, together with the improvements currently located on such land and any easements, rights-of-way, privileges, appurtenances and other rights pertaining to such land; provided, however, that this grant is subject to the following, as well as the Permitted Encumbrances described on Annex B:

    1.   Real Estate Taxes not yet due and payable;
    2.   General or Special Assessments due and payable after the date hereof;
    3. Encroachments, variations in area or in measurements, boundary line disputes, roadways and other matters not of record which would be disclosed by a survey and inspection of the property conveyed hereby; and
    4. By acceptance of this Deed, the grantee herein named agrees as follows, as required by Section 403 of the Participation
         Agreement dated as of August 8, 1995, by and between the Emeryville Redevelopment Agency and Chiron Corporation, approved by Resolution of City Council of Emeryville on August 8, 1995, by Resolution No. 95-143 and by Resolution of the Emeryville Redevelopment Agency on August 8, 1995, by Resolution No. RD 56-95:

                "The grantee herein covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through them, that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the premises herein conveyed, nor shall the grantee himself or herself, or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the premises herein conveyed. The foregoing covenants shall run with the land."

                                  BNP LEASING CORPORATION



Date: As of ____________               By:_____________________________________
                                       Its:                      Vice President



                                       Attest:_________________________________
                                       Its:                 Assistant Secretary





STATE OF TEXAS          )
                   )    SS
COUNTY OF DALLAS        )


    On ____________ before me,______________ , personally appeared____________
and_____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.


    WITNESS my hand and official seal.




Signature  ____________________________________


                                  Exhibit B - Page 2

                                       ANNEX A

                                  LEGAL DESCRIPTION


[DRAFTING NOTE: TO THE EXTENT THAT THE "LAND" COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF ADJUSTMENTS FOR WHICH CHIRON REQUESTS BNPLC'S CONSENT OR APPROVAL AS PROVIDED IN THE LEASE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE THE DEED TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]


REAL PROPERTY IN CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEING A PORTION OF BLOCKS 9, 10 AND 11, AS SHOWN ON THE UNFILED MAP ENTITLED "MAP OF MONUMENT LOCATION EMERYVILLE INDUSTRIAL TRACT", DATED JANUARY 5, 1921, BY PUNNETT AND PAREZ ENGINEERS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF 53RD STREET (FORMERLY SANTA FE AVENUE), AS SHOWN ON SAID MAP, AND THE WESTERLY LINE OF HOLLIS STREET; THENCE ALONG SAID WESTERLY LINE, NORTH 17DEG. 32' 00" WEST, 443.61 FEET; THENCE NORTH 27DEG. 46' 45" WEST, 381.28 FEET TO THE BEGINNING POINT OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 274.38 FEET (A RADIAL LINE THROUGH SAID POINT BEARS NORTH 31DEG. 43' 39" WEST); THENCE LEAVING SAID WESTERLY LINE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 72DEG. 44' 21", AN ARC DISTANCE OF 348.34 FEET; THENCE SOUTH 17DEG. 32' 00" EAST, 567.48 FEET TO A POINT LYING ON SAID NORTHERLY LINE OF 53RD STREET; THENCE ALONG SAID NORTHERLY LINE, NORTH 72DEG. 28' 00" EAST, 274.53 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-028

PARCEL TWO:

THAT PARCEL OF LAND SITUATE IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND BEING ALL OF PARCEL 2 OF PARCEL MAP NO. 5719, FILED DECEMBER 28, 1989, IN BOOK 187 OF PARCEL MAPS, AT PAGES 97 - 98, IN RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM:

ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY IN CONNECTION THEREWITH.


                                  Exhibit B - Page 3

ASSESSOR'S PARCEL NO. 049-1041-060


                                  Exhibit A -

                                       ANNEX B

                                PERMITTED ENCUMBRANCES

[DRAFTING NOTE: TO THE EXTENT THAT ENCUMBRANCES (OTHER THAN "LIENS REMOVABLE BY BNPLC") ARE IDENTIFIED IN ADDITION TO THOSE DESCRIBED BELOW, SUCH ADDITIONAL ENCUMBRANCES WILL BE ADDED TO THE LIST BELOW AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE THIS DEED IS ACTUALLY EXECUTED AND DELIVERED BY BNPLC. SUCH ADDITIONAL ENCUMBRANCES WOULD INCLUDE ANY NEW ENCUMBRANCES APPROVED BY BNPLC AS "PERMITTED ENCUMBRANCES" UNDER THE GROUND LEASE AND THE LEASE IN CONNECTION WITH ANY ADJUSTMENT TO THE "LAND" COVERED BY THE GROUND LEASE FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF CHIRON'S REQUEST FOR BNPLC'S CONSENT OR APPROVAL TO AN ADJUSTMENT AS PROVIDED IN THE LEASE.]

  This conveyance is subject to the following matters to the extent the same are still valid and in force:

1. County and city taxes for the Fiscal Year _______, a lien not yet due or payable.

  (AFFECTS PARCELS ONE AND TWO)

2. The Lien of Supplemental Taxes arising as the result of an event or occurrence on or after the date of the policy assessed pursuant to the provisions of Chapter 3.5, Revenue and Taxation Code, Sections 75 et seq. No supplemental taxes now due and payable.

  (AFFECTS PARCELS ONE AND TWO)

3. Assessments for BAY ST./SHELLMOUND ST. EXTENSION A.D. under Act 1915 Assessment No. 204, Series NOT SHOWN
    Issued JANUARY 7, 1994, for original principal of $9,421.00 payable in 25 annual installments. Said bond payable to the CITY OF EMERYVILLE. No installments now due and payable.

  (AFFECTS PARCEL TWO)

4.  Agreement on the terms, provisions, covenants and conditions contained therein,
  For         :    Development
  Dated       :    September 14, 1995
  Executed By :    The City of Emeryville, a municipal corporation
  And Between :    Chiron Corporation, a Delaware corporation
  Recorded    :    January 16, 1996, Series No. 96-009969, Official Records of
                   Alameda County, California

  (AFFECTS PARCELS ONE AND TWO)


                                  Exhibit B - Page 5

5. Non-exclusive easement for the purposes stated herein and incidental purposes created in that certain instrument entitled "Grant of Easement and Easement Agreement"
  Dated       :    March 20, 1996
  Recorded    :    March 21, 1996, Series No. 96-070723, Official Records of
                   Alameda County, California
  Granted to  :    BGR Associates III, a California limited partnership
  Purposes    :    Construction, installation, operation, use, maintenance,
                    repair, replacement and removal of utilities, including, without limitation, gas, electricity, water, storm and sanitary sewer, telephone, cable television, and fiber-optic, data and other cabling under the Easement Area referred to hereafter, and, for ingress and egress to and from the Easement Area for such purposes.
  Easement Area:   The westerly 10 feet of Parcel Two

  and the terms, provisions, covenants and conditions contained in such Grant of Easement and Easement Agreement.

  (AFFECTS PARCEL TWO)

    6. Lease Agreement dated June 28, 1996 by and between BNP Leasing Corporation, as lessor, and Chiron Corporation, as lessee.

    7. Any encumbrances claimed by, through or under Chiron Corporation, and any other encumbrances that do not constitute "Liens Removable by BNPLC," determined in accordance with the following definitions:

    "BNPLC" means BNP Leasing Corporation, a Delaware corporation.

    "CHIRON" means Chiron Corporation, a Delaware corporation.

    "DEVELOPMENT CONTRACTS" means the contracts, ordinances and other documents described in SCHEDULE 2 attached to the Lease, as the same may have been modified from time to time in accordance with the Ground Lease and the Lease (including modifications authorized pursuant to paragraph 7 of the Lease), and any applications, permits or certificates concerning or affecting the use or development of the Property that may have been submitted, issued or executed from time to time as contemplated in such contracts, ordinance and other documents or that BNPLC may hereafter execute, approve or consent to at the request of Chiron.

    "EFFECTIVE DATE" means July 1, 1996.

    "GROUND LEASE" means the separate Ground Lease dated June 28, 1996 executed by Chiron, as lessor, and BNPLC, as lessee, pursuant to which Chiron is leasing the Land to BNPLC for a term of approximately 34 1/2 years, as such Ground Lease may have been extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

    "LAND" means the land described in Annex A attached to this Deed.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell receivables with recourse, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

    "LIENS REMOVABLE BY BNPLC" means, and is limited to, Liens encumbering the Property that are asserted (1) other than as contemplated by the Lease or the Purchase Documents or the Ground Lease, by BNPLC itself,


                                  Exhibit B - Page 6

(2) by third parties lawfully claiming through or under BNPLC (which for purposes of this Deed shall include any judgment liens established against the Property because of a judgment rendered against BNPLC and shall also include any liens established against the Property to secure past due
Excluded Taxes [as defined in the Lease]), or (3) by third parties claiming under a deed or other instrument duly executed by BNPLC; provided, however, Liens Removable by BNPLC shall not include (A) any Permitted Encumbrances or Development Contracts (regardless of whether claimed through or under BNPLC),
(B) the Lease, the Ground Lease, the Purchase Documents or any other document executed by BNPLC contemporaneously with the execution of the Lease, (C)
Liens which are neither lawfully claimed through or under BNPLC (as described above) nor claimed under a deed or other instrument duly executed by BNPLC,
(D) Liens claimed by Chiron or claimed through or under a conveyance made by Chiron after Chiron's conveyance of the leasehold estate to BNPLC under the Ground Lease, (E) Liens arising because of BNPLC's compliance with Applicable Law, the Ground Lease, Permitted Encumbrances, the Development Contracts or any written request made by Chiron, (F) Liens securing the payment of property taxes or other amounts assessed against the Property by any governmental authority, other than to secure the payment of past due Excluded Taxes or to secure damages caused by (and attributed by any applicable principles of comparative fault to) BNPLC's own Established Misconduct [as defined in the Lease], or (G) Liens resulting from or arising in connection with any breach by Chiron of the Lease, the Purchase Documents or the Ground Lease.

    "PERMITTED ENCUMBRANCES" means (i) the encumbrances and other matters affecting the Property that are set forth in EXHIBIT B attached to the Lease (all of which are also listed above in this Annex B), (ii) any easement agreement or other document affecting title to the Property executed by BNPLC at the request of or with the consent of Chiron, and (iii) any liens from time to time imposed to secure only ad valorem taxes on the Property which, at the time in question, are not delinquent.

    "PERSONAL PROPERTY" means assignable rights or interests of BNPLC in, to or under the following that were acquired by BNPLC under the Ground Lease or acquired by BNPLC pursuant to Paragraph 8 of the Lease:

         (a) any goods, equipment, furnishings, furniture and other tangible personal property of whatever nature that are located on the Real Property and all renewals or replacements of or substitutions for any of the foregoing;

         (b)  the Permitted Encumbrances; and

         (c) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges related to the Real Property.

    "PROPERTY" means the Personal Property and the Real Property, collectively.

    "PURCHASE AGREEMENT" means the Purchase Agreement dated June 28, 1996 between BNPLC and Chiron pursuant to which Chiron has agreed to purchase or to arrange for the purchase by a third party of BNPLC's interest in the Property, as such Purchase Agreement may have been extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

    "PURCHASE DOCUMENTS" me ans collectively (1) the Purchase Agreement, (2) from and after they are executed, Pledge Documents (as defined in Paragraph 4 of the Purchase Agreement) and (3) the Memorandum of Purchase Agreement executed by BNPLC and Chiron as of the Effective Date and recorded to provide notice of the Purchase Agreement.


                                  Exhibit B - Page 7

    "REAL PROPERTY" means BNPLC's leasehold estate under the Ground Lease and:

         (a) BNPLC's interest in any and all buildings and improvements on the Land, including the fixtures, attachments, elevators, built-in appliances and building service equipment and machinery attached to such buildings and improvements (collectively, the "IMPROVEMENTS");

         (b) all easements and other rights appurtenant to BNPLC's leasehold estate in the Land under the Ground Lease or to the Improvements, whether now owned or hereafter acquired by BNPLC;

         (c) all right, title and interest of BNPLC, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land.


                                  Exhibit B - Page 8


                                                 EXHIBIT C                                             THIS SPACE FOR RECORDER'S USE


                                  PRELIMINARY CHANGE OF OWNERSHIP REPORT
                                   THIS REPORT IS NOT A PUBLIC DOCUMENT

(To be completed by transferee (buyer) prior to transfer of the subject property in accordance with
Section 480.3of the Revenue and Taxation Code.)
- ------------------------------------------------------------------------------------------------------------------------------------
SELLER/TRANSFEROR:                                                                                       FOR ASSESOR'S USE ONLY

SELLER RECORDING DATE:             DOCUMENT NO.
                                                                                                      Cluster
BUYER/TRANSFEREE:                                                                                     OC1              OC2
                                                                                                      DT               INT
ASSESSOR'S IDENTIFICATION NUMBER(S)                                                                   RC               SP$
                                       LA                  Page                Parcel                 DTT$             #Pcl.

PROPERTY ADDRESS OR LOCATION:
                                       No                  Street


                                       City                State                    Zip Code
MAIL TAX INFORMATION TO:

NAME:

ADDRESS:
         Street No                     City                State                    Zip Code        -------------------------------

                                                                                                    A Preliminary Change in
                                                                                                    Ownership Report must be filed
                                                                                                    with each conveyance in the
                                                                                                    County Recorder's office for
                                                                                                    the county where the property
                                                                                                    is located; this particular
                                                                                                    form may be used in all 58
                                                                                                    counties of California.
- ------------------------------------------------------------------------------------------------------------------------------------
NOTICE:  A lien for property taxes applies to your property on March 1 of each year for the taxes owing in the following fiscal year, July 1 through June 30.  One-half of those taxes is due November 1 and one-half is due February 1.  The first installment becomes delinquent on December 10 and the second installment becomes delinquent on April 10.  One tax bill is mailed before
November 1 to the owner of record.  IF THIS TRANSFER OCCURS AFTER MARCH 1 AND ON OR BEFORE DECEMBER 31, YOU MAY BE RESPONSIBLE FOR
THE SECOND INSTALLMENT OF TAXES ON FEBRUARY 1.
The property which you acquired may be subject to a supplemental tax assessment in an amount to be determined by the Alameda County
Assessor.  For further information on your supplemental roll obligation, please call the ALAMEDA COUNTY ASSESSOR AT (   )    -
- ------------------------------------------------------------------------------------------------------------------------------------
PART I:  TRANSFER INFORMATION                           Please answer all questions.
 YES      NO
 / /     / /  A.   Is this transfer solely between husband and wife (Addition of a spouse, death of a spouse, divorce settlement, etc.)?
 / /     / /  B.   Is this transaction only a correction of the name(s) of the person(s) holding title to the property (For example, a name change upon marriage)?
 / /     / /  C.   Is this document recorded to create, terminate, or reconvey a lender's interest in the property?
 / /     / /  D.   Is this transaction recorded only to create, terminate, or reconvey a security interest (e.g., cosigner)?
 / /     / /  E.   Is this document recorded to substitute a trustee under a deed of trust, mortgage, or other similar document?
 / /     / /  F.   Did this transfer result in the creation of a joint tenancy in which the seller (transferor) remains as one of the joint tenants?
 / /     / /  G.   Does this transfer return property to the person who created the joint tenancy (original transferor)?
 / /     / /  H.   Is this transfer of property:
                   1.   to a trust for the benefit of the grantor, or grantor's spouse?
                   2.   to a trust revocable by the transferor?
                   3.   to a trust from which the property reverts to the grantor within 12 years?
 / /     / /  I.   If this property is subject to a lease, is the remaining lease term 35 years or more including written options?
 / /     / /  J.   Is this a transfer from parents to children or from children to parents?
 / /     / /  K.   Is this transaction to replace a principal residence by a person 55 years of age or older?
 / /     / /  L.   Is this transaction to replace a principal residence by a person who is severely disabled as defined by Revenue and Taxation Code Section 69.5?

If you checked yes to J, K or L, an applicable claim form must be filed with the County Assessor.
Please provide any other information that would help the Assessor to understand the nature of the transfer.
- ------------------------------------------------------------------------------------------------------------------------------------
IF YOU HAVE ANSWERED "YES" TO ANY OF THE ABOVE QUESTIONS EXCEPT J, K, OR L, PLEASE SIGN AND DATE.
                              OTHERWISE COMPLETE BALANCE OF THE FORM.
- ------------------------------------------------------------------------------------------------------------------------------------
PART II:  OTHER TRANSFER INFORMATION
A.  Date of transfer if other than recording date.

B.  Type of transfer.  Please check appropriate box.
    / /  Purchase       / /  Foreclosure         / /  Gift      / /  Trade or Exchange   / /  Merger, Stock or Partnership
                                                                                              Acquisition
    / /  Contract of Sale -- Date of Contract

    / /  Inheritance -- Date of Contract                        / /  Other:  Please explain:

    / /  Creation of a lease:               / /  Assignment of a lease;        / /  Termination of a lease
         Date lease began
         Original term in years (including written options)
         Remaining term in years (including written options)
- ------------------------------------------------------------------------------------------------------------------------------------



- ------------------------------------------------------------------------------------------------------------------------------------
C.  Was only a partial interest in the property transferred?    / /  Yes  / /  No
     If yes, indicate the percentage transferred           %
- ------------------------------------------------------------------------------------------------------------------------------------
Please answer, to the best of your knowledge, all applicable questions, sign and date.  If a question does not apply, indicate with
"N/A".
- ------------------------------------------------------------------------------------------------------------------------------------
PART III: PURCHASE PRICE & TERMS OF SALE
D. CASH DOWN PAYMENT OR Value of Trade or Exchange (excluding closing cost)                                          Amount $

E. FIRST DEED OF TRUST  @      % interest for      years.  Pymts./Mo. = $      (Prin. & Int. only)                    Amount $
    / /  FHA                           / /  Fixed Rate                                   / /  New Loan
    / /  Conventional                  / /  Variable Rate                                / /  Assumed Existing Loan Balance
    / /  VA                            / /  All Inclusive D.T. ($      Wrapped)     / /  Bank or Savings & Loan
    / /  Cal-Vet                       / /  Loan Carried by Seller                       / /  Finance Company
    Balloon Payment     / /  Yes       / /  No             Due Date      Amount $

F.  SECOND DEED OF TRUST  @      % interest for      years.  Pymts./Mo. = $      (Prin. & Int. only)                 Amount $
    / /  Bank or Savings & Loan        / /  Fixed Rate                                   / /  New Loan
    / /  Loan Carried by Seller        / /  Variable Rate                                / /  Assumed Existing Loan Balance
    Balloon Payment     / /  Yes       / /  No             Due Date      Amount $

G.  OTHER FINANCING:  Is other financing involved not covered in (b) or (c) above?  / /  Yes       / /  No           Amount $
    Type      @      % interest for      years.  Pymts./Mo. = $      (Prin. & Int. only)
    / /  Bank or Savings & Loan        / /  Fixed Rate                              / /  New Loan
    / /  Loan Carried by Seller        / /  Variable Rate                           / /  Assumed Existing Loan Balance
    Balloon Payment     / /  Yes       / /  No             Due Date      Amount $

H.  IMPROVEMENT BOND                        / /  Yes  / /  No                                  Outstanding Balance:  Amount $

I.  TOTAL PURCHASE PRICE: (or acquisition price, if traded or exchanged, include real estate commission if paid.)
                                                                                           Total items A through    $

J.  PROPERTY PURCHASED: / /  Through a broker;        / /  Direct form seller; / /  Other (Explain)
    If purchased through a broker, provide broker's name and phone no.:
    Please explain any special terms or financing and many other information that would help the Assessor understand the purchase price and terms of sale.

- ------------------------------------------------------------------------------------------------------------------------------------
PART IV:  PROPERTY INFORMATION
A.  IS PERSONAL PROPERTY INCLUDED IN THE PURCHASE PRICE
    (other than a mobilehome subject to local property tax)?              / /  Yes       / /  No
    If yes, enter the value of the personal property included in the purchase price $    (Attach itemized list of personal property)

B.  IS THIS PROPERTY INTENDED AS YOUR PRINCIPAL RESIDENCE? / /  Yes       / /  No
    If yes, enter date of occupancy      /      /, 19      or intended occupancy      /      , 19
                                    Month  Day                                  Month   Day
C.  TYPE OF PROPERTY TRANSFERRED:
    / /  Single-Family residence                      / /  Agricultural             / /  Timeshare
    / /  Multiple-Family residence (no. of units:   ) / /  Coop/Own-your-own        / /  Mobilehome
    / /  Commercial/Industrial                        / /  Condominium              / /  Unimproved lot
    / /  Other (Description:                                                                                                       )

D.  DOES THE PROPERTY PRODUCE INCOME?       / /  Yes       / /  No

E.  IF THE ANSWER TO QUESTION D IS YES, IS THE INCOME FROM:
    / /  Lease/Rent               / /  Contract            / /  Mineral rights      / /  Other - explain

F.  WHAT WAS THE CONDITION OF THE PROPERTY AT THE TIME OF SALE?
    / /  Good      / /  Average        / /  Fair      / /  Poor
    Enter here, or on an attached sheet, any other information that would assist the Assessor in determining value of the property such as the physical condition of the property, restrictions, etc.




- ------------------------------------------------------------------------------------------------------------------------------------
                     I certify that the foregoing is true, correct and complete to the best of my knowledge and belief.
    Signed
           -------------------------------------------------------------------------------------------------------------------------
                             (New Owner/Corporate Officer)
    Please Print Name of New Owner/Corporate Officer
                                                     -------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


                                    Exhibit C-Page 2


    Phone No. where you are available from 8:00 a.m. - 5:00 p.m. (      )
                                                   (Note: The Assessor may contact you for further information)
- ------------------------------------------------------------------------------------------------------------------------------------
If a document evidencing a change of ownership is presented to the recorder for recordation without the concurrent filing of a
PRELIMINARY CHANGE OF OWNERSHIP REPORT, the recorder may charge an additional recording fee of twenty dollars ($20).



                                   Exhibit C-Page 3

                                      EXHIBIT D

                        BILL OF SALE, ASSIGNMENT OF CONTRACT
                             RIGHTS AND INTANGIBLE ASSETS


    Reference is made to: (1) that certain Ground Lease between Assignor, as lessee, and Chiron Corporation, as lessor, dated June 28, 1996 (the "GROUND LEASE"); (2) that certain Purchase Agreement between Assignor and Chiron Corporation, dated June 28, 1996 (the "PURCHASE AGREEMENT"); and (3) that certain Lease Agreement between Assignor, as landlord, and Chiron Corporation, as tenant, dated June 28, 1996 (the "LEASE").

    As contemplated by the Purchase Agreement, Assignor hereby sells, transfers and assigns unto [CHIRON OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a _____________ ("ASSIGNEE"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

    (a) any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property; and

    (b) all other property included within the definition of "Property" as set forth in the Purchase Agreement, including but not limited to any of the following transferred to Assignor by the tenant pursuant to Paragraph 8 of the Lease or otherwise acquired by Assignor, at the time of the execution and delivery of the Lease and Purchase Agreement or thereafter, by reason of Assignor's status as the owner of any interest in the Property: (1) any goods, equipment, furnishings, furniture, chattels and tangible personal property of whatever nature that are located on the Property and all renewals or replacements of or substitutions for any of the foregoing; (ii) the rights of Assignor, existing at the time of the execution of the Lease and Purchase Agreement or thereafter arising, under Permitted Encumbrances or Development Contracts (both as defined in the Lease); and (iii) any other general intangibles, permits, licenses, franchises, certificates, and other rights and privileges related to the Property that Assignee would have acquired if Assignee had itself acquired a leasehold estate in the land included in the Property as the lessee under the Ground Lease.

Provided, however, excluded from this conveyance and reserved to Assignor are any rights or privileges of Assignor under the following ("EXCLUDED RIGHTS"):
(1) the indemnities set forth in the Ground Lease and the Lease, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against environmental claims of third parties as provided in the Ground Lease which may not presently be known, (2) provisions in the Lease that establish the right of Assignor to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (3) agreements between Assignor and "BNPLC's Parent" or any "Participant," both as defined in the Lease, or any modification or extension thereof, or (4) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement. As used in the preceding sentence, "accrued unpaid rent under the Lease" shall not include, and thus this conveyance is intended to cover, any rights Assignor may have to recover damages as provided in Paragraphs 17.(c)(iii)a), 17.(c)(iii)b) and 17.(c)(iii)c) of the Lease to the extent that such damages are attributable to "Base Rent" and other "Income Payments" (both as defined in the Lease) that would not have accrued and become payable until after the date hereof but for a termination of the Lease or a default thereunder by the tenant. To the extent that this conveyance does include the rights to receive future payments under the Lease itself, including any payment of damages as described in the preceding sentence, such rights ("INCLUDED RIGHTS") shall be subordinate to Assignor's Excluded Rights, and Assignee hereby waives any rights to enforce Included Rights until such time as Assignor has received all payments to which it remains entitled by reason of Excluded Rights. If any amount shall be paid to Assignee on account of any Included Rights at any time before Assignor has received all payments to which it is entitled because of Excluded Rights, such amount shall be held in trust by Assignee for the benefit of Assignor, shall be segregated from the other funds of Assignee and shall forthwith be paid over to Assignor to be held by Assignor as collateral for, or then or at any time thereafter applied in whole or in part by Assignor against, the payments due to Assignor because of Excluded Rights, whether matured or unmatured, in such order as Assignor shall elect.

    Assignor does for itself and its heirs, executors and administrators, covenant and agree to warrant and defend the title to the property assigned herein against the just and lawful claims and demands of any person claiming under or through a Lien Removable by BNPLC, but not otherwise.

    Assignee hereby assumes and agrees to keep, perform and fulfill Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.


    IN WITNESS WHEREOF, the parties have executed this instrument as of ________________, ______.



                                  ASSIGNOR:

                                  BNP LEASING CORPORATION
                                  a Delaware corporation



                        By:
                            ----------------------------------------------------
                        Its:
                             ---------------------------------------------------


                                  ASSIGNEE:

                                  [CHIRON, OR THE APPLICABLE PURCHASER],  a
                                  ______________ corporation



                        By:
                            ----------------------------------------------------
                        Its:
                             ---------------------------------------------------


                                  Exhibit D - Page 2

                                       ANNEX A

                                  LEGAL DESCRIPTION

[DRAFTING NOTE: TO THE EXTENT THAT THE "LAND" COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF ADJUSTMENTS FOR WHICH CHIRON REQUESTS BNPLC'S CONSENT OR APPROVAL AS PROVIDED IN THE LEASE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE THE DOCUMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]


REAL PROPERTY IN CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEING A PORTION OF BLOCKS 9, 10 AND 11, AS SHOWN ON THE UNFILED MAP ENTITLED "MAP OF MONUMENT LOCATION EMERYVILLE INDUSTRIAL TRACT", DATED JANUARY 5, 1921, BY PUNNETT AND PAREZ ENGINEERS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF 53RD STREET (FORMERLY SANTA FE AVENUE), AS SHOWN ON SAID MAP, AND THE WESTERLY LINE OF HOLLIS STREET; THENCE ALONG SAID WESTERLY LINE, NORTH 17DEG. 32' 00" WEST, 443.61 FEET; THENCE NORTH 27DEG. 46' 45" WEST, 381.28 FEET TO THE BEGINNING POINT OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 274.38 FEET (A RADIAL LINE THROUGH SAID POINT BEARS NORTH 31DEG. 43' 39" WEST); THENCE LEAVING SAID WESTERLY LINE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 72DEG. 44' 21", AN ARC DISTANCE OF 348.34 FEET; THENCE SOUTH 17DEG. 32' 00" EAST, 567.48 FEET TO A POINT LYING ON SAID NORTHERLY LINE OF 53RD STREET; THENCE ALONG SAID NORTHERLY LINE, NORTH 72DEG. 28' 00" EAST, 274.53 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-028

PARCEL TWO:

THAT PARCEL OF LAND SITUATE IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND BEING ALL OF PARCEL 2 OF PARCEL MAP NO. 5719, FILED DECEMBER 28, 1989, IN BOOK 187 OF PARCEL MAPS, AT PAGES 97 - 98, IN RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM:

ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY IN CONNECTION THEREWITH.


                                  Exhibit D - Page 3

ASSESSOR'S PARCEL NO. 049-1041-060


                                  Exhibit D - Page 4

                                      EXHIBIT E

            ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

    THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "CERTIFICATE") is made as of ___________________, ____, by [Chiron or the Applicable Purchaser, as the case may be], a ___________________ ("GRANTEE").

    Contemporaneously with the execution of this Certificate, BNP Leasing Corporation, a Delaware corporation ("BNPLC"), is executing and delivering to Grantee (1) a Corporation Grant Deed and (2) a Bill of Sale, Assignment of Contract Rights and Intangible Assets (the foregoing documents and any other documents to be executed in connection therewith are herein called the "CONVEYANCING DOCUMENTS" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "SUBJECT PROPERTY").

    NOTWITHSTANDING ANY PROVISION CONTAINED IN THE CONVEYANCING DOCUMENTS TO
THE CONTRARY, GRANTEE ACKNOWLEDGES THAT BNPLC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE OR KIND, WHETHER STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO ENVIRONMENTAL MATTERS OR THE PHYSICAL CONDITION OF THE SUBJECT PROPERTY, AND GRANTEE, BY ACCEPTANCE OF THE CONVEYANCING DOCUMENTS, ACCEPTS THE SUBJECT PROPERTY "AS IS," "WHERE IS," "WITH ALL FAULTS" AND WITHOUT ANY SUCH REPRESENTATION OR WARRANTY BY GRANTOR AS TO ENVIRONMENTAL MATTERS, THE PHYSICAL CONDITION OF THE SUBJECT PROPERTY, COMPLIANCE WITH SUBDIVISION OR PLATTING REQUIREMENTS OR CONSTRUCTION OF ANY IMPROVEMENTS. Without limiting the generality of the foregoing, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Grantee hereby assumes all risk and liability (and agrees that BNPLC shall not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of BNPLC. As used in the preceding sentence, "ESTABLISHED MISCONDUCT" is intended to have, and be limited to, the meaning given to it in the List of Definitions attached to the Purchase Agreement between BNPLC and Chiron Corporation dated June 28, 1996, pursuant to which BNPLC is delivering the Conveyancing Documents.

    The provisions of this Certificate shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that BNPLC is entitled to rely and is relying on this Certificate.

    EXECUTED as of ________________, ____.

                                  [CHIRON, OR THE APPLICABLE PURCHASER]

                                  By:
                                     -----------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                      EXHIBIT F

                           DOCUMENTARY TRANSFER TAX REQUEST

                                                    ACCOUNTABLE FORM #__________

                                                           DATE:________________

To:      Alameda County Recorder

Subject: REQUEST THAT DOCUMENTARY TRANSFER TAX DECLARATION BE MADE IN
         ACCORDANCE WITH REVENUE CODE 11932.

Re:      Instrument Title:   Corporation Grant Deed

              Name of Party Conveying Title:  BNP Leasing Corporation

The Documentary Transfer Tax is declared to be in the amount of $_______________ for the referenced instrument and is:

         / /  Computed on full value of property conveyed.
         / / Computed on full value less liens/encumbrances remaining thereon at time of sale.

This separate declaration is made in accordance with _________________________________. It is requested that the amount paid be indicated on the face of the document after the permanent copy has been made.
                             Sincerely,


                             -------------------------------------------------
                             Individual (or his agent) who made, signed or issued instrument

PART I

RECORDING REFERENCE DATA:

    Serial #______________   Date Recorded_____________________________________

SEPARATE PAPER AFFIXED TO INSTRUMENT:

    "Tax paid" indicated on the face of instrument and the separate request (DRA 3-A) was affixed for Recorder by:

    _____________________________ Date_________________________________________
         Documentary Transfer Tax Collector

    Witnessed by:____________________ Date_____________________________________
                            Mail Clerk

                      (Note:  Prepare photo for Recorder file.)

PART II                                         ACCOUNTABLE FORM #______________


REFERENCE DATA:  Title:_________________________________________________________

           Serial:____________________ Date:___________________________________

INSTRUCTIONS:

    1.   This slip must accompany document.
    2. Mail Clerk hand carry document to Tax Collector to indicate the amount of tax paid.


                                  Exhibit F - Page 2

                                      EXHIBIT G

                               SECRETARY'S CERTIFICATE


    The undersigned, __________________ Secretary of BNP Leasing Corporation, a Delaware corporation (the "CORPORATION"), hereby certifies as follows:

    1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.


    2. That the following named persons have been properly designated, elected and assigned to the office in the Corporation as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.

[THE FOLLOWING BLANKS MUST BE COMPLETED WITH THE NAMES AND SIGNATURES OF THE OFFICERS WHO WILL BE SIGNING THE DEED AND OTHER SALE CLOSING DOCUMENTS ON BEHALF OF THE CORPORATION.]

NAME                         TITLE                      SIGNATURE

_______________________  _________________________  ____________________________

_______________________  _________________________  ___________________________

    3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of the Corporation in accordance with the Corporation's Articles of Incorporation and Bylaws, as evidenced by the signatures of all directors of the Corporation affixed thereto. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.

    IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this _____, day of ___________, ____.



                                  _____________________________________________
                                  [signature]

                               CORPORATE RESOLUTIONS OF
                               BNP LEASING CORPORATION


    WHEREAS, pursuant to that certain Purchase Agreement (herein called the "PURCHASE AGREEMENT") dated June 28, 1996, by and between BNP Leasing Corporation (the "CORPORATION") and [CHIRON OR THE APPLICABLE PURCHASER AS THE CASE MAY BE] ("PURCHASER"), the Corporation agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation's interest in the property (the "PROPERTY") located in Emeryville, California more particularly described therein.

    NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation, in its best business judgment, deems it in the best interest of the Corporation and its shareholders that the Corporation convey the Property to Purchaser or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.

    RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed in the name and on behalf of the Corporation to cause the Corporation to fulfill its obligations under the Purchase Agreement.

    RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds and other documents, instruments and agreements that shall be necessary, advisable or appropriate, in such officer's sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions.


    IN WITNESS WHEREOF, we, being all the directors of the Corporation, have hereunto signed our names as of the dates indicated by our signatures.



                                  ---------------------------------------------
                                  [signature and date]


                                  ---------------------------------------------
                                  [signature and date]


                                  ---------------------------------------------
                                  [signature and date]


                                  Exhibit G - Page 2

                                      EXHIBIT H



                               BNP LEASING CORPORATION
                                    717 N. HARWOOD
                                      SUITE 2630
                                 DALLAS, TEXAS  75201


                                _______________, ____



[Title Insurance Company]
_________________
_________________
_________________

    Re: Recording of Grant Deed to [Chiron or the Applicable Purchaser] ("PURCHASER")

Ladies and Gentlemen:

    BNP Leasing Corporation has executed and delivered to Purchaser a Grant Deed in the form attached to this letter. You are hereby authorized and directed to record the Grant Deed at the request of Purchaser.


                             Sincerely,

                                      EXHIBIT I

                                   FIRPTA STATEMENT

    Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.

    To inform [CHIRON OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE] (the "TRANSFEREE") that withholding of tax is not required upon the disposition of a California real property interest by transferor, BNP Leasing Corporation (the "SELLER"), the undersigned hereby certifies the following on behalf of the
Seller:

    1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

    2. The United States employer identification number for the Seller is _____________________;

    3.The office address of the Seller is ______________
__________________________________________.

[NOTE: BNPLC MUST INCLUDE EITHER ONE, BUT ONLY ONE, OF THE FOLLOWING REPRESENTATIONS IN THE FIRPTA STATEMENT, BUT IF THE ONE INCLUDED STATES THAT BNPLC IS DEEMED EXEMPT FROM CALIFORNIA INCOME AND FRANCHISE TAX, THEN BNPLC MUST ALSO ATTACH A WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD EVIDENCING THE SAME:

    4. THE SELLER IS QUALIFIED TO DO BUSINESS IN CALIFORNIA.

                                          OR

    4. THE SELLER IS DEEMED TO BE EXEMPT FROM THE WITHHOLDING REQUIREMENT OF CALIFORNIA REVENUE AND TAXATION CODE SECTION 26131(E), AS EVIDENCED BY THE WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD WHICH IS ATTACHED.]


    The Seller understands that this certification may be disclosed to the Internal Revenue Service and/or to the California Franchise Tax Board by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

    The Seller understands that the Transferee is relying on this affidavit in determining whether withholding is required upon said transfer. The Seller hereby agrees to indemnify and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, demands, rights, damages, costs, and expenses (including but not limited to court costs and attorneys' fees) incurred by the Transferee as a result of any false misleading statement contained herein.

    Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

    Dated:  ___________, ____.


                                       By:
                                          ---------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------


                                  Exhibit I - Page 2

                                      EXHIBIT J

[DRAFTING NOTE: IF BEFORE THIS AMENDED AND RESTATED GUARANTY IS EXECUTED AND DELIVERED, CIBA-GEIGY, LIMITED CONSUMMATES A MERGER WITH ____________ , WHICH AS OF THE DATE OF THIS PURCHASE AGREEMENT IS EXPECTED, THE NAME OF THE SUCCESSOR TO CIBA-GEIGY WILL BE SUBSTITUTED FOR CIBA-GEIGY IN THIS GUARANTY.]

                            AMENDED AND RESTATED GUARANTY


This Guaranty is made effective as of _______, 199__ by Ciba-Geigy Limited, Basle, Switzerland (the "GUARANTOR") in favor of BNP Leasing Corporation, a Delaware corporation ("BNPLC"), Credit Suisse ("CREDIT SUISSE") and Union Bank of Switzerland, New York Branch ("UBS"). This Guaranty amends, restates and replaces a prior Guaranty dated June 28, 1996 by Guarantor in favor of BNPLC, Credit Suisse and UBS; the prior Guaranty included a deadline in Paragraph 5, not included below, for the request of any payment from Guarantor.


WHEREAS,

At the request of Chiron Corporation, a Delaware corporation ("CHIRON"), in which the Guarantor is a major shareholder, BNPLC has advanced dollars and may advance dollars in the future pursuant to the "Lease and Purchase Agreements" (as defined hereinafter),

WHEREAS,

the Lease and Purchase Agreements provide that BNPLC's obligation to advance dollars is, in part, conditioned upon BNPLC's receipt from Credit Suisse and UBS of their respective percentages of the dollars to be advanced, pursuant to "Participation Agreements" (as defined hereinafter) between BNPLC and Credit Suisse and UBS,


WHEREAS,

it was a condition of BNPLC to its execution of the Lease and Purchase Agreements, and it is a condition of Credit Suisse and UBS to their execution of the Participation Agreements, that the Guarantor guarantee the obligations of Chiron under the Lease and Purchase Agreements, and

WHEREAS,

it is a condition to certain rights of Chiron under the Lease and Purchase Agreements that Chiron cause the Guarantor to deliver this Amended and Restated Guaranty,


NOW, THIS GUARANTY WITNESSES as follows:

1. GUARANTY. The Guarantor irrevocably and unconditionally undertakes to secure to BNPLC the due and punctual payment of all money that may become due from time to time to BNPLC from Chiron under or as provided in the following documents (the "LEASE AND PURCHASE AGREEMENTS"):

    (a) the Ground Lease dated June 28, 1996 [as previously amended], providing (among other things) for the lease by Chiron to BNPLC of land described therein (the "LAND");

    (b) the Lease Agreement dated June 28, 1996 [as previously amended], providing (among other things) for the construction of improvements on the Land by Chiron with funds advanced or to be advanced by BNPLC and the use and lease by Chiron from BNPLC of the Land and the improvements; and

    (c) the Purchase Agreement dated June 28, 1996 [as previously amended], providing (among other things) for the sale by BNPLC of Land and improvements thereon to Chiron or to a third party designated by Chiron.

    The Guarantor therefore undertakes to pay on first demand of BNPLC any amount payable under or as provided in the Lease and Purchase Agreements (the "GUARANTEED PAYMENTS") up to a maximum total amount of USD $195,000,000 (in words: ONE HUNDRED NINETY-FIVE MILLION United States Dollars) ("GUARANTOR'S MAXIMUM LIABILITY") irrespective of the validity and the legal effects of the Lease and Purchase Agreements, waiving all rights of objection and defense arising therefrom upon receipt of the written request for payment and the statement in writing by BNPLC that Chiron has not made payment on the date(s) specified and the amount called under the Guaranty.

2.  BNPLC'S OBLIGATION TO DISTRIBUTE PAYMENTS TO CREDIT SUISSE AND UBS:
    Guarantor has been advised that the following agreements (the "PARTICIPATION AGREEMENTS") establish the respective rights and obligations of BNPLC, Credit Suisse and UBS concerning advances of dollars to Chiron required by the Lease and Purchase Agreements and concerning the allocation among BNPLC, Credit Suisse and UBS of payments required of Chiron by the Lease and Purchase Agreements:

    (a) the Participation Agreement between BNPLC and Credit Suisse dated June 28, 1996, providing (among other things) for (1) the advance by Credit Suisse of a percentage ("CREDIT SUISSE'S PERCENTAGE") of the $195,000,000 that Chiron may request from BNPLC under the Lease and Purchase Agreements and (2) the payment to Credit Suisse of Credit Suisse's Percentage of certain payments received by BNPLC from Chiron under the Lease and Purchase Agreements; and

    (b) the Participation Agreement between BNPLC and UBS dated June 28, 1996, providing (among other things) for (1) the advance by UBS of a percentage ("UBS'S PERCENTAGE") of the $195,000,000 that Chiron may request from BNPLC under the Lease and Purchase Agreements and (2) the payment to UBS of UBS's Percentage of certain payments received by BNPLC from Chiron under the Lease and Purchase Agreements.

    Except as provided in the next paragraph, any demand for payment made by BNPLC upon Guarantor under this Guaranty will constitute a demand made not only for BNPLC itself, but also on behalf of Credit Suisse and UBS. Further, if BNPLC does make a such a demand for itself and for Credit Suisse and UBS, BNPLC shall distribute a portion of any payments BNPLC receives from Guarantor to Credit Suisse in accordance with the Participation Agreement between BNPLC and Credit Suisse, and BNPLC shall also


                                  Exhibit J - Page 2
    distribute a portion of any payments BNPLC receives from Guarantor to UBS in accordance with the Participation Agreement between BNPLC and UBS.

3. SEPARATE DEMANDS BY BNPLC, CREDIT SUISSE AND UBS: If Chiron shall fail to pay an amount for which BNPLC can demand payment from Guarantor under this Guaranty, BNPLC, Credit Suisse and UBS may agree among themselves to each make a separate demand directly upon Guarantor. However, to be effective for purposes of this Guaranty, any such agreement by BNPLC, Credit Suisse and UBS must be in writing; must be provided to Guarantor before BNPLC makes a demand upon Guarantor for itself and for Credit Suisse and UBS; and must specify the respective amounts that each of BNPLC, Credit Suisse and UBS will demand of Guarantor. Also, the total of all amounts specified in any such agreement as amounts that will be demanded of Guarantor must not exceed (before any addition required by the next paragraph) Guarantor's Maximum Liability. If Guarantor receives an agreement among BNPLC, Credit Suisse and UBS that satisfies the requirements set forth in the preceding sentences, Guarantor shall honor any separate demands made by BNPLC, Credit Suisse and UBS in accordance with such agreement by making payments directly to BNPLC, Credit Suisse and UBS, rather than by making a single payment to BNPLC.

4. GROSS UP: The Guarantor hereby expressly undertakes and secures that payments under this Guaranty will not be less than as stipulated in the Lease and Purchase Agreements. In implementation of this undertaking and in case Swiss withholding taxes are imposed in respect of payments made under this Guaranty, the Guarantor undertakes, as a separate and independent obligation, to pay an increased amount so that the payments received by BNPLC shall equal the amount actually owed by Chiron to BNPLC under the Lease and Purchase Agreements.

5. GUARANTOR'S OBLIGATIONS CONTINUING: The Guarantor's obligations under this Guaranty are and will remain in full force and effect by way of continuing security until no sum remains payable under the Lease and Purchase Agreements. Furthermore, these obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favor of BNPLC, whether from the Guarantor or otherwise. The Guarantor irrevocably waives all notices and demands whatsoever.

6. REPAYMENTS IN LIQUIDATION: If any payment received by BNPLC or payable to BNPLC under the Lease and Purchase Agreements is, on the liquidation or insolvency of Chiron, excused, reduced or avoided under any laws relating to liquidation or insolvency, such payment or the excuse, reduction or avoidance of such payment will not be considered as having discharged or diminished the liability of the Guarantor and this Guaranty will continue to apply as if such payment had at all times remained owning by Chiron.

7. STATUS OF GUARANTY: The payment obligations of the Guarantor under this Guaranty constitute direct, unconditional and unsecured obligations of the Guarantor and rank and will rank pari passu with all other outstanding unsecured and unsubordinated indebtedness and monetary obligations of the Guarantor, present or future, including those in respect of deposits, but, in the event of insolvency, bankruptcy, reorganization or similar proceedings, only to the extent permitted by applicable laws to creditors' rights.

8. POWER TO EXECUTE: The Guarantor hereby warrants, represents and covenants that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Guaranty, and that this Guaranty constitutes a legal, valid and binding obligation of the Guarantor in accordance with its terms.


                                  Exhibit J - Page 3

9. TRANSFER OF RIGHTS: If and to the extent the Guarantor has made payment under the Guaranty the Guarantor is entitled to the transfer of BNPLC's rights against Chiron and the right of recovery from Chiron. However, the Guarantor shall not by virtue of this Guaranty be entitled to the transfer of any rights of BNPLC or claim in competition with BNPLC until all amounts which may be payable under the Lease and Purchase Agreements have been paid in full.

10. GOVERNING LAW AND JURISDICTION: This Guaranty is governed by and shall be construed in accordance with Swiss law. Exclusive jurisdiction and venue for any suit brought to enforce this Guaranty will be in Basle, Switzerland.



                             Ciba-Geigy Limited


                                  Exhibit J - Page 4

                                      EXHIBIT K

                             NONEXCLUSIVE LIST OF MATTERS
                     TO BE COVERED BY ANY FUTURE PLEDGE DOCUMENTS

With respect to any pledge of Qualified Securities, the Pledge Documents may, among other things:

    a) establish (and evidence Chiron's pledge to BNPLC of) one or more custodial accounts, in which the Qualified Securities can be held, and appoint a custodian satisfactory to Chiron, BNPLC and the Participants to maintain such accounts;

    b) provide that all pledged securities shall either be newly acquired by BNPLC or such a custodian with funds provided by Chiron (and thus not subject to possible prior encumbrances) or be covered by certificates provided to BNPLC by the custodian or by others satisfactory to BNPLC which certify facts necessary to establish that the securities are unencumbered except by the pledge to BNPLC; and

    c) provide for procedures to allow the liquidation of Qualified Securities immediately prior to the Designated Sale Date at the request of Chiron as needed to provide funds for payments required of Chiron on the Designated Sale Date, provided that such procedures can be established without jeopardizing the perfection or priority of BNPLC's security interest.

With respect to any pledge of a Qualified Right to Stock Sale Proceeds From Guarantor, the Pledge Documents may, among other things, provide for procedures to allow BNPLC or a custodian acting at the request of BNPLC to make a payment demand for Chiron upon Guarantor or to otherwise satisfy conditions, if any, to Guarantor's obligation to make the payments required by the pledged Qualified Right to Stock Sale Proceeds.

                                LIST OF DEFINED TERMS



                                FOR AGREEMENTS BETWEEN



                               BNP LEASING CORPORATION


                                         AND


                                  CHIRON CORPORATION



                                 DATED JUNE 28, 1996

                                  TABLE OF CONTENTS
                                                                            PAGE
DEFINED TERM                                                              NUMBER
- --------------------------------------------------------------------------------

    ACTIVE NEGLIGENCE.......................................................  1
    ADDITIONAL RENT.........................................................  1
    ADMINISTRATIVE FEE......................................................  1
    ADVANCE DATE............................................................  1
    AFFILIATE...............................................................  1
    APPLICABLE LAWS.........................................................  1
    APPLICABLE PURCHASER....................................................  1
    APPROVED PLANS..........................................................  1
    ATTORNEYS' FEES.........................................................  2
    BANKING RULES CHANGE....................................................  2
    BASE RENT...............................................................  2
    BASE RENT COMMENCEMENT DATE.............................................  2
    BASE RENT DATE..........................................................  3
    BASE RENT PERIOD........................................................  3
    BNPLC...................................................................  4
    BNPLC'S PARENT..........................................................  4
    BREAKAGE COSTS..........................................................  4
    BREAK EVEN PRICE........................................................  4
    BUSINESS DAY............................................................  5
    CAPITAL ADEQUACY CHARGES................................................  5
    CARRYING COSTS..........................................................  5
    CHIRON..................................................................  5
    CHIRON'S PA OBLIGATIONS.................................................  5
    CODE....................................................................  5
    COMMITMENT FEE..........................................................  5
    COMPLETION NOTICE.......................................................  5
    CONSTRUCTION ADVANCES...................................................  5
    CONSTRUCTION ALLOWANCE..................................................  5
    CONSTRUCTION PERIOD.....................................................  5
    CONSTRUCTION PROJECTS...................................................  6
    DEBT....................................................................  6
    DEFAULT.................................................................  6
    DEFAULT RATE............................................................  6
    DEMAND DEADLINE.........................................................  6
    DEPOSIT TAKER...........................................................  7
    DESIGNATED SALE DATE....................................................  7
    DEVELOPMENT CONTRACTS...................................................  8
    EFFECTIVE DATE..........................................................  8
    EFFECTIVE RATE..........................................................  8
    ENVIRONMENTAL CONSULTANT................................................  8
    ENVIRONMENTAL CUTOFF DATE...............................................  8
    ENVIRONMENTAL LAWS......................................................  8
    ENVIRONMENTAL LOSSES....................................................  9
    ENVIRONMENTAL REPORTS...................................................  9
    ERISA................................................................... 11

                                  Exhibit K - Page i

                                                                            PAGE
DEFINED TERM                                                              NUMBER
- --------------------------------------------------------------------------------

    ERISA AFFILIATE......................................................... 11
    ERISA TERMINATION EVENT................................................. 11
    ESCROWED PROCEEDS....................................................... 11
    ESTABLISHED MISCONDUCT.................................................. 11
    EUROCURRENCY LIABILITIES................................................ 12
    EURODOLLAR RATE RESERVE PERCENTAGE...................................... 12
    EVENT OF DEFAULT........................................................ 12
    EXCLUDED TAXES.......................................................... 12
    EXISTING PARTICIPATION AGREEMENTS....................................... 12
    FAIR MARKET VALUE....................................................... 12
    FED FUNDS RATE.......................................................... 13
    FUNDING ADVANCES........................................................ 13
    GAAP.................................................................... 13
    GROUND LEASE............................................................ 13
    GUARANTY................................................................ 14
    GUARANTOR............................................................... 14
    HAZARDOUS SUBSTANCE..................................................... 14
    HAZARDOUS SUBSTANCE ACTIVITY............................................ 14
    HAZWOPER REGULATIONS.................................................... 14
    IMPOSITIONS............................................................. 14
    IMPROVEMENTS............................................................ 15
    INDUSTRIAL HYGIENIST.................................................... 15
    INITIAL FUNDING ADVANCE................................................. 15
    INTERESTED PARTY........................................................ 15
    LAND.................................................................... 15
    LEASE................................................................... 15
    LIBOR................................................................... 15
    LIBOR PERIOD ELECTION................................................... 16
    LIEN.................................................................... 16
    LIENS REMOVABLE BY BNPLC................................................ 16
    LIST OF DEFINED TERMS................................................... 17
    LOSSES.................................................................. 17
    MATERIAL ENVIRONMENTAL COMMUNICATION.................................... 17
    MAXIMUM CONSTRUCTION ALLOWANCE.......................................... 17
    OUTSTANDING CONSTRUCTION ALLOWANCE...................................... 17
    PARCEL 7A............................................................... 17
    PARTICIPANT............................................................. 17
    PARTICIPATION AGREEMENTS................................................ 17
    PERMITTED ENCUMBRANCES.................................................. 18
    PERMITTED HAZARDOUS SUBSTANCE USE....................................... 18
    PERMITTED HAZARDOUS SUBSTANCES.......................................... 18
    PERMITTED TRANSFER...................................................... 18
    PERSON.................................................................. 19
    PERSONAL PROPERTY....................................................... 19
    PLAN.................................................................... 19
    POTENTIAL LIEN CLAIMANTS................................................ 19

                                 Exhibit K - Page ii

                                                                            PAGE
DEFINED TERM                                                              NUMBER
- --------------------------------------------------------------------------------

    PRIME RATE.............................................................. 19
    PROPERTY................................................................ 19
    PURCHASE AGREEMENT...................................................... 19
    PURCHASE DOCUMENTS...................................................... 19
    QUALIFIED PAYMENTS...................................................... 19
    QUALIFIED SECURITIES.................................................... 20
    QUALIFIED RIGHT TO STOCK SALE PROCEEDS.................................. 20
    REAL PROPERTY........................................................... 20
    REMEDIAL WORK........................................................... 20
    RENT.................................................................... 20
    RESIDUAL RISK PERCENTAGE................................................ 20
    RESPONSIBLE FINANCIAL OFFICER........................................... 20
    RESTRICTED FUNDS........................................................ 21
    SCOPE CHANGE............................................................ 21
    SPREAD.................................................................. 21
    STIPULATED LOSS VALUE................................................... 21
    SUBSIDIARY.............................................................. 21
    SUPPLEMENTAL PAYMENT.................................................... 22
    TERM.................................................................... 22
    TRANSACTION EXPENSES.................................................... 22
    UPFRONT FEE............................................................. 22
    UNFUNDED BENEFIT LIABILITIES............................................ 22
    VOTING STOCK............................................................ 22

                                 Exhibit K - Page iii

                                LIST OF DEFINED TERMS

    As used in the documents to which this List of Defined Terms is attached:

    "ACTIVE NEGLIGENCE" of any Person (including BNPLC) means, and is limited to, the negligent conduct on the Property (and not mere omissions) by such Person or by others acting and authorized to act on such Person's behalf in a manner that proximately causes actual bodily injury or property damage for which Chiron does not carry (and is not obligated by the Lease to carry) insurance. "ACTIVE NEGLIGENCE" shall not include (1) any negligent failure of BNPLC to act when the duty to act would not have been imposed but for BNPLC's status as owner of the Property or as a party to the transactions described in the Lease, (2) any negligent failure of any other Interested Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to BNPLC or participation or facilitation in any manner, directly or indirectly, of the transactions described in the Lease, or (3) the exercise in a lawful manner by BNPLC (or any party lawfully claiming through or under BNPLC) of any right or remedy provided in or under the Lease, the Purchase Documents or the Ground Lease.

    "ADDITIONAL RENT" shall have the meaning assigned to it in subparagraph 4.(c) of the Lease.

    "ADMINISTRATIVE FEE" shall have the meaning assigned to it in subparagraph 4.(f) of the Lease.

    "ADVANCE DATE" means, regardless of whether any Construction Advance shall actually be made thereon, the first Business Day of every calendar month, beginning with August 1, 1996 and continuing regularly thereafter to and including the Base Rent Commencement Date.

    "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "APPLICABLE LAWS" means any or all of the following, to the extent applicable to Chiron or the Property or the Lease, the Purchase Documents or the Ground Lease: restrictive covenants; zoning ordinances and building codes; flood disaster laws; health, safety and environmental laws and regulations; the Americans with Disabilities Act and other laws pertaining to disabled persons; and other laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions.

    "APPLICABLE PURCHASER" means any third party designated by Chiron to purchase BNPLC's interest in the Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

    "APPROVED PLANS" means: (i) that certain "Removal Action Workplan for the Ramp Area on the Former PG&E/City of Emeryville Redevelopment Agency Property," prepared by Erler & Kalinowski, Inc., dated June 21, 1996, which DTSC has approved for public comment (subject to revision) pursuant to the letter dated June 21, 1996, from Barbara J. Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California
- - Draft Removal Action Workplan"; (ii) that certain "Final Risk Management Plan for Construction of the Chiron Life Sciences Center Project Properties North of 53rd Street Emeryville, California," prepared by Erler & Kalinowski, Inc., dated May 21, 1996, with which the RWQCB


                                  Exhibit K - Page 1
concurred pursuant to that letter dated May 22, 1996, from Stephen I. Morse, RWQCB, to Ric Notini, Chiron, re "Properties North of 53rd Street, Chiron Life Sciences Center Project, Emeryville, Alameda County"; (iii) the Voluntary Cleanup Agreement, IN THE MATTER OF CHIRON CORPORATION, Docket
No. HSA-95/96-059, dated April 1, 1996; (iv) that certain "Classification of Soil to be Excavated During Chiron Corporation's Campus Expansion Property North of 53rd Street, Chiron Corporation, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated September 22, 1995, with which the Department of Toxic Substances Control ("DTSC") concurred pursuant to that letter dated April 9, 1996, from Ronald Pilorin, DTSC, to Vera H. Nelson, Erler & Kalinowski, Inc., re "Request for Concurrence for Excavated Soils Generated from Chiron Corporation's (Chiron) Campus Expansion Properties Located North of 53rd Street in Emeryville, California - Waste Evaluation Unit File #F155 (WEU File #F155)"; (v) that certain "Final Health and Environmental Risk Assessment Property North of 53rd Street, Chiron Corporation, Emeryville, California, Volumes I and II," prepared by Erler & Kalinowski, Inc., dated March 10, 1995, as approved by the RWQCB pursuant to that letter dated March 20, 1995, from Steven R. Ritchie and Stephen
I. Morse, RWQCB, to Ric Notini, Chiron, re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, Alameda County," and with which the Alameda County Health Care Services Agency, Department of Environmental Health ("ACDEH") concurred pursuant to that letter dated March 15, 1995, from Susan L. Hugo and Ravi Arulanantham, ACDEH, to Ric Notini, Chiron re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, California"; (vi) a long-term risk management plan that is consistent with the RWQCB's Non-Attainment Area policy and the State Water Quality Control Board's Containment Zone policy and is approved by the RWQCB and the ACDEH; and (vii) any other proposal, plan, workplan, risk assessment, or report approved or required by any regulatory agency with jurisdiction over the Property and which has not been determined to be inadequate by any other governmental authority asserting jurisdiction over the Property.

    "ATTORNEYS' FEES" means the reasonable fees and expenses of counsel to the parties incurring the same, which may include fairly allocated costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner of proceeding is brought with respect to the matter for which such fees and expenses were incurred.

    "BANKING RULES CHANGE" means either: (1) the introduction of or any change after the Effective Date (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in any law or regulation applicable to BNPLC, BNPLC's Parent or any Participant, or in the generally accepted interpretation by the institutional lending community of any such law or regulation, or in the interpretation of any such law or regulation asserted by any regulator, court or other governmental authority or
(2) the compliance by BNPLC, BNPLC's Parent or any Participant with any new guideline or new request after the Effective Date from any central bank or other governmental authority (whether or not having the force of law).

    "BASE RENT" means the rent payable by Chiron pursuant to subparagraph 4.(a) of the Lease.

    "BASE RENT COMMENCEMENT DATE" means the earlier of (1) the first Business Day of March, 1999, (2) the first Business Day of the first calendar month to follow by ten days or more BNPLC's receipt of the Completion Notice, or (3) the first Business Day of the first calendar month upon which the then Outstanding Construction Allowance (including any Construction Advance and Carrying Costs added to the Outstanding Construction Advance on that



                            List of Defined Terms - Page 2

                                  Exhibit K - Page 2

Business Day) shall equal or exceed the Maximum Construction Allowance available under the Lease. For example, if on the first Business Day of December, 1998 construction of the initial Construction Project is continuing, the Outstanding Construction Allowance is $190,000,000 (before adding any Carrying Costs for the preceding month) and the Maximum Construction Allowance is $190,035,118.68 (assuming the Initial Funding Advance is $4,964,881.32), and if Carrying Costs of $1,000,000 would be added to the Outstanding Construction Allowance on such day if the Construction Allowance were not limited to the Maximum Construction Allowance, then such day shall be the Base Rent Commencement Date and on such day $35,118.68 will be added to the Outstanding Construction Allowance as Carrying Cost and $964,881.32 will be payable as Base Rent pursuant to subparagraph 4.(b)(i) of the Lease.

    "BASE RENT DATE" means a date upon which Base Rent must be paid under the Lease, all of which dates shall be the first Business Day of a calendar month. The FIRST Base Rent Date shall be determined as follows:

              a) If a LIBOR Period Election of one month is in effect on the Base Rent Commencement Date, then the first Business Day of the FIRST calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

              b) If the LIBOR Period Election in effect on the Base Rent Commencement Date is three months or longer, then the first Business Day of the THIRD calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

Each SUCCESSIVE BASE RENT DATE AFTER THE FIRST BASE RENT DATE shall be the first Business Day of the first or third calendar month following the calendar month which includes the preceding Base Rent Date, determined as follows:

         a. If a LIBOR Period Election of one month is in effect on a Base Rent Date, then the first Business Day of the FIRST calendar month following such Base Rent Date shall be the next following Base Rent Date.

         b. If a LIBOR Period Election of three months or longer is in effect on a Base Rent Date, then the first Business Day of the THIRD calendar month following such Base Rent Date shall be the next following Base Rent Date.

Thus, for example, if the Base Rent Commencement Date falls on June 2, 1997 and a LIBOR Period Election of six months commences on the Base Rent Commencement Date, then the first Base Rent Date shall be the first Business Day of September, 1997, and the second Base Rent Date shall be the first Business Day of December, 1997.

    "BASE RENT PERIOD" means a period for which Base Rent must be paid under the Lease, each of which periods shall correspond to the LIBOR Period Election for such period. The first Base Rent Period shall begin on and include the Base Rent Commencement Date, and each successive Base Rent Period shall begin on and include the Base Rent Date upon which the preceding Base Rent Period ends. Each Base Rent Period, including the first Base Rent Period, shall end on but not include the first, second, third or fourth Base Rent Date after the Base Rent Date upon which such period began, determined as follows:


                              List of Defined Terms - 3

                                  Exhibit K - Page 3

          c. If the LIBOR Period Election for a Base Rent Period is one month or three months, then such Base Rent Period shall end on the FIRST Base Rent Date after the Base Rent Date upon which such period began.

          d. If the LIBOR Period Election for a Base Rent Period is six months, then such Base Rent Period shall end on the SECOND Base Rent Date after the Base Rent Date upon which such period began.

          e. If the LIBOR Period Election for a Base Rent Period is nine months, then such Base Rent Period shall end on the THIRD Base Rent Date after the Base Rent Date upon which such period began.

          f. If the LIBOR Period Election for a Base Rent Period is twelve months, then such Base Rent Period shall end on the FOURTH Base Rent Date after the Base Rent Date upon which such period began.

The determination of Base Rent Periods can be illustrated by two examples:

         1) If Chiron makes a LIBOR Period Election of three months for a hypothetical Base Rent Period beginning on the first Business Day in January, 2000, then such Base Rent Period will end on but not the include the first Base Rent Date after it begins; that is, such Base Rent Period will end on the first Business Day in April, 2000, the third calendar month after January, 2000.

         2) If, however, Chiron makes a LIBOR Period Election of six months for the hypothetical Base Rent Period beginning the first Business Day in January, 2000, then such Base Rent Period will end on but not include the second Base Rent Date after it begins; that is, the first Business Day in July, 2000.

    "BNPLC" means BNP Leasing Corporation, a Delaware corporation.

    "BNPLC'S PARENT" means BNPLC's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France and any successors of such bank.

    "BREAKAGE COSTS" means any and all costs, losses or expenses incurred or sustained by BNPLC's Parent or any Participant, for which BNPLC's Parent or the Participant shall request reimbursement from BNPLC, because of the resulting liquidation or redeployment of deposits or other funds:

         (1) used to make or maintain Funding Advances upon application of a Qualified Payment or upon any sale of the Property pursuant to the Purchase Agreement, if such application or sale occurs on any day other than the last day of a Construction Period or Base Rent Period; or

         (2) reserved to provide a Construction Advance that Chiron requests, but thereafter declines to take for any reason, or that Chiron requests but is not permitted to take because of its failure to satisfy any of the conditions specified in Paragraph of the Lease.

                            List of Defined Terms - Page 4

                                  Exhibit K - Page4

Breakage Costs will include, for example, losses attributable to any decline in LIBOR as of the effective date of any application described in the clause (1) preceding, as compared to LIBOR used to determine the Effective Rate then in effect. Each determination by BNPLC's Parent or the applicable Participant of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon Chiron.

    "BREAK EVEN PRICE" means an amount equal to Stipulated Loss Value outstanding on the Designated Sale Date, plus all costs and expenses (including appraisal costs, withholding taxes (if any) and reasonable Attorneys' Fees, as defined in the Lease) incurred in connection with any sale of the Property by BNPLC under the Purchase Agreement or in connection with collecting sales proceeds due thereunder.

    "BUSINESS DAY" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

    "CAPITAL ADEQUACY CHARGES" means any additional amounts BNPLC's Parent or any Participant requests BNPLC to pay as compensation for an increase in required capital as provided in subparagraph 5.(c)(iii) of the Lease.

    "CARRYING COSTS" means the charges (accruing at a rate equal to the sum of the Effective Rate and the Spread) added to and made a part of the Outstanding Construction Allowance from time to time on and before the Base Rent Commencement Date pursuant to and as more particularly described in subparagraph 6.(a)(ii) of the Lease.

    "CHIRON" means Chiron Corporation, a Delaware corporation.

    "CHIRON'S PA OBLIGATIONS" means the obligations of Chiron under the Purchase Agreement, including Chiron's obligations for payments required by or in respect of subparagraph 1(a) of the Purchase Agreement and for any damages suffered by BNPLC because of any breach of that subparagraph.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITMENT FEE" shall have the meaning assigned to it in subparagraph 4.(g) of the Lease.

    "COMPLETION NOTICE" means the notice required by subparagraph 6.(e) of the Lease from Chiron to BNPLC, advising BNPLC when construction of the initial Construction Project is substantially complete.

    "CONSTRUCTION ADVANCES" means actual advances of funds made by or on behalf of BNPLC to Chiron pursuant to subparagraph 6.(a) of the Lease for (1) the payment or reimbursement to Chiron of Commitment Fees and Administrative Fees, and (2) costs, fees and expenses incurred to construct Construction Projects, including without limitation hard and soft costs, fees and costs paid in connection with


                            List of Defined Terms - Page 5

                                  Exhibit K - Page 5
obtaining project approvals including application and processing fees, fees and other payments made pursuant to the Development Contracts and all costs incurred in connection with onsite and offsite Improvements.

    "CONSTRUCTION ALLOWANCE" means the allowance, consisting of all Construction Advances and Carrying Costs, which is to be provided for Construction Projects as more particularly described in Paragraph 6 of the Lease.

    "CONSTRUCTION PERIOD" means each successive period of approximately one (1) month, except that the first Construction Period shall be a shorter period beginning on and including the Effective Date and ending on but not including the first Advance Date. Each successive Construction Period after the first Construction Period shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date, until the last Construction Period, which shall end on but not include the earlier of the Base Rent Commencement Date or the Designated Sale Date.

    "CONSTRUCTION PROJECTS" include (1) the "initial Construction Project" which means the construction of the improvements described in EXHIBIT 0 to the Lease and contemplated by any plans, renderings and budgets referenced in such Exhibit, consistent with the uses permitted by the Lease, and (2) "subsequent Construction Projects" which means any other project to be undertaken by Chiron during the Term and in accordance with the Lease for the construction of new buildings or other substantial Improvements or for the alteration of then existing Improvements. Subject to the requirements of Paragraph 6.(b) of the Lease, a Construction Project may involve demolition of then existing Improvements which are no longer needed or which must be removed to accommodate new Improvements. All construction work planned or done contemporaneously shall constitute a single Construction Project for purposes of the Lease, notwithstanding that such work may be done in stages or performed by more than one general contractor. However, it is understood that any number of distinct Construction Projects may be undertaken by Chiron during the Term of (and in accordance with the provisions of) the Lease, and that Construction Projects (including the initial Construction Project) may include offsite and other public improvements required as conditions of governmental approvals for the Construction Projects, environmental remediation and other work, dedications, fees or contributions required by any governmental authority in connection with the Construction Projects.

    Notwithstanding the foregoing, although refinishing, reconfiguring and refitting space or other interior nonstructural alterations within any completed building will be subject to subparagraph 12.(e) of the Lease, it will not for purposes of the Lease constitute a Construction Project if done in manner that is not likely to have any material adverse affect on the value of the Property taken as a whole, unless Chiron expects to receive Construction Advances for the cost thereof.

    "DEBT" of any Person means: (i) indebtedness of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person to pay the deferred purchase price of property or services; (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (v) obligations of such Person, contingent or otherwise, under any lease of real property or related documents (including a separate purchase agreement) which provide that such Person must purchase or cause another to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a another Person against loss in respect of, indebtedness or obligations of others


                            List of Defined Terms - Page 6

                                  Exhibit K - Page 6
of the kinds referred to in the preceding clauses (i) through (v); (vii) liabilities of another Person secured by a Lien on, or payable out of the proceeds of production from, property of such Person even though such obligation shall not be assumed by such Person (but in the case of such liabilities not assumed by such Person, the liabilities shall constitute Debt of such Person only to the extent of the value of such Person's property encumbered by the Lien securing such liabilities); and (viii) Unfunded Benefit Liabilities.

    "DEFAULT" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

    "DEFAULT RATE" means a floating per annum rate equal to two percent (2%) above the Prime Rate. However, in no event will the "Default Rate" exceed the maximum interest rate permitted by law.

    "DEMAND DEADLINE" means any date specified in the Guaranty as the date after which no new demand for payment may be made upon the Guarantor pursuant to the Guaranty. As of the Effective Date, the Demand Deadline is December 31, 1999.

    "DEPOSIT TAKER" means any of Banque Nationale de Paris or its Affiliates authorized to take deposits and any of the Participants or their Affiliates authorized to take deposits; provided, an Affiliate of any Participant shall not qualify as a Deposit Taker unless such Participant has guaranteed the return of any Restricted Funds (and interest thereon) which BNPLC may have on deposit with such Affiliate from time to time pursuant to a written guaranty in form and substance approved by Chiron; and, provided further, that any Deposit Taker other than an Affiliate of BNPLC must agree unconditionally (pursuant to an agreement acceptable to Chiron) to remit all interest earned on Restricted Funds deposited with it to BNPLC at least once each calendar quarter, so that BNPLC may itself remit all such interest to Chiron as provided in Paragraph 4 of the Purchase Agreement.

    "DESIGNATED SALE DATE" means the earlier of:

      (1) any Business Day designated as such in a notice given by BNPLC to Chiron after:

         (A) an Event of Default or a breach by Chiron of any of the Purchase Documents (and the expiration of any applicable cure or notice periods which may be expressly provided in the Purchase Documents), including any breach by Chiron of Paragraph 4 of the Purchase Agreement, which concerns Chiron's obligation to deposit Restricted Funds if certain conditions specified in that Paragraph are not satisfied; or

         (B) any failure of Chiron for any reason whatsoever (other than because of a refusal by BNPLC to fund requested Construction Advances in breach of the Lease or when, but for the condition specified in subparagraph 6.(c)(x) of the Lease, such refusal would constitute a breach of the Lease), on the date which is 120 days before any Demand Deadline under the Guaranty, to have (1) caused the initial Construction Project and any subsequent Construction Projects which are commenced prior to such date to have been completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of (x) the Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) satisfied the conditions required to obtain with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy

                            List of Defined Terms - Page 7

                                  Exhibit K - Page 7
thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts;

         (2) any Business Day designated as such in an irrevocable, unconditional notice given by Chiron to BNPLC; provided, the Business Day so designated by Chiron must be no earlier than thirty days after the date of such notice, unless the notice is given as contemplated in subparagraph 17.(b) of the Lease when an Event of Default has occurred and is continuing, in which case the Business Date so designated must be consistent with the requirements for an effective cure as specified in subparagraph 17.(b) of the Lease; or

         (3) the first Business Day of the fifty-second calendar month after the calendar month which includes the Base Rent Commencement Date.

If BNP sends a notice to Chiron pursuant to the preceding clause (1) properly designating a Designated Sale Date, and Chiron sends a notice to BNP pursuant to the preceding clause (2) properly designating a different Designated Sale Date, the earlier of the two dates so designated shall be the "Designated Sale Date" hereunder regardless of which notice was first sent.

    "DEVELOPMENT CONTRACTS" means the contracts, ordinances and other documents described in SCHEDULE 2 attached to the Lease, as the same may be modified from time to time in accordance with the Ground Lease and the Lease (including modifications authorized pursuant to subparagraphs 7.(b) and 7.(c) of the Lease), and any applications, permits or certificates concerning or affecting the use or development of the Property that may be submitted, issued or executed from time to time as contemplated in such contracts, ordinance and other documents or that BNPLC may hereafter execute, approve or consent to at the request of Chiron.

    "EFFECTIVE DATE" means July 1, 1996.

    "EFFECTIVE RATE" means for each Construction Period and for each Base Rent Period, the per annum rate determined by dividing (A) LIBOR for such Construction Period or Base Rent Period, as the case may be, by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rent Period. If LIBOR or the Eurodollar Rate Reserve Percentage changes from Construction Period to Construction Period or from Base Rent Period to Base Rent Period, then the Effective Rate shall be automatically increased or decreased as of the date of such change, as the case may be, without prior notice to Chiron. If for any reason BNPLC determines that it is impossible or unreasonably difficult to determine the Effective Rate with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, then the "EFFECTIVE RATE" for that Construction Period or Base Rent Period shall equal any published index or per annum interest rate determined in good faith by BNPLC's Parent to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on BNPLC's Parent's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by BNPLC of the Effective Rate under this definition shall, in the absence of clear and demonstrable error, be conclusive and binding upon Chiron.

                            List of Defined Terms - Page 8

                                  Exhibit K - Page 8

    "ENVIRONMENTAL CONSULTANT" means a qualified individual employed by a qualified firm. Individuals shall be deemed qualified if they (i) possess at least five years of experience in performing environmental, engineering and consulting services; (ii) have performed or supervised at least five projects involving remediation of soil contaminated with hazardous substances, including at least one project similar to the Remedial Work; (iii) have all licenses required under applicable law for the Remedial Work; and (iv) have at least a bachelor's degree in the physical sciences or a related field from an accredited college or university. A firm shall be deemed qualified if it is: (i) a nationally recognized, reputable environmental and/or engineering firm in the business of providing professional environmental engineering and consulting services; (ii) has experience and expertise in projects involving the Remedial Work; (iii) maintains policies of insurance which are approved by BNPLC in its reasonable discretion. Erler & Kalinowski, Inc., shall be deemed to be an Environmental Consultant.

    "ENVIRONMENTAL CUTOFF DATE" means the later of the dates upon which (i) the Lease terminates, (ii) Chiron surrenders possession of the Property or (iii) Chiron ceases to have any leasehold or other interest in the Property under the Lease or otherwise.

    "ENVIRONMENTAL LAWS" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, "RCRA").

    "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by any Interested Party relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity that occurs or is alleged to have occurred on or prior to the Environmental Cutoff Date; (ii) any violation on or prior to the Environmental Cutoff Date of Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Environmental Cutoff Date; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Interested Party which relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii) or (iii) of this definition, or any allegation of any such matters. For purposes of determining whether Losses constitute "Environmental Losses," any actual or alleged Hazardous Substance Activity or violation of Environmental Laws relating to the Property will be presumed to have occurred prior to the Environmental Cutoff Date unless Chiron establishes by clear and convincing evidence to the contrary that the relevant Hazardous Substance Activity or violation of Environmental Laws did not occur or commence prior to the Environmental Cutoff Date. Even if after the Environmental Cutoff Date Losses are incurred by or asserted against a particular Interested Party that would not have been incurred or asserted, but for any matter described in clauses (i), (ii) or (iii) of this definition, or an allegation of any such matter, then such Losses will constitute Environmental Losses.

    "ENVIRONMENTAL REPORTS" means collectively:


                            List of Defined Terms - Page 9

                                  Exhibit K - Page 9

         (i) the letter dated June 21, 1996, from Barbara J. Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Draft Removal Action Workplan";

         (ii) that certain "Removal Action Workplan for the Ramp Area on the Former PG&E/City of Emeryville Redevelopment Agency Property," prepared by Erler & Kalinowski, Inc., dated June 21, 1996;

         (iii) the letter dated June 18, 1996, from Karen M. Toth, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Removal Action Workplan Comments";

         (iv) the letter dated May 22, 1996, from Stephen I. Morse, RWQCB, to Ric Notini, Chiron, re "Properties North of 53rd Street, Chiron Life Sciences Center Project, Emeryville, Alameda County";

         (v) that certain "Final Risk Management Plan for Construction of the Chiron Life Sciences Center Project Properties North of 53rd Street, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated May 21, 1996;

         (vi) that certain "Site Safety and Health Plan for the Chiron Life Sciences Center, Emeryville, California, Phase 1 - Soil
    Excavation Activities", prepared by James T. Dufour, dated May 15,
    1996;

         (vii) the memorandum dated May 2, 1996, from Vera Nelson and Steve Tarantino, Erler & Kalinowski, Inc., to Ric Notini, Chiron, re "Estimated Incremental Costs for Anticipated Environmental Response Activities Phase I Development of Former PG&E Property and Chapman Property Chiron Corporation Emeryville, California (EKI 930028.99)";

         (viii) the letter dated April 9, 1996, from Ronald Pilorin, DTSC, to Vera H. Nelson, Erler & Kalinowski, Inc., re "Request for Concurrence for Excavated Soils Generated from Chiron Corporation's (Chiron) campus Expansion Properties Located North of 53rd Street in Emeryville, California - Waste Evaluation Unit File #F155 (WEU File #F155)";

         (ix) that Voluntary Cleanup Agreement, IN THE MATTER OF CHIRON CORPORATION, Docket No. HSA-95/96-059, dated April 1, 1996;

         (x) the letter dated September 22, 1995 from Barbara Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Voluntary Cleanup Agreement";

         (xi) "Classification of Soil to be Excavated During Chiron Corporation's Campus Expansion Property North of 53rd Street, Chiron Corporation, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated September 22, 1995;


                           List of Defined Terms - Page 10

                                  Exhibt K - Page 10

         (xii) that certain Memorandum to Jerry Hoekwater, Steve Johnson, and Ric Notini of Chiron Corporation, from Michelle King and Vera Nelson of Erler & Kalinowski, Inc., re "Summary of Soil and
    Groundwater Sampling Analytical Results for the Designated
    Construction Areas North of 53rd Street, Chiron Corporation,
    Emeryville, California," dated March 29, 1996;

         (xiii) the letter dated March 20, 1995, from Steven R. Ritchie and Stephen I. Morse, RWQCB, to Ric Notini, Chiron re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, Alameda County";

         (xiv) the letter dated March 15, 1995, from Susan L. Hugo and Ravi Arulanantham, ACDEH, to Ric Notini, Chiron, re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, California";


         (xv) "Final Health and Environmental Risk Assessment Property North of 53rd Street, Chiron Corporation, Emeryville, California, Volumes I and II," prepared by Erler & Kalinowski, Inc., dated March 10, 1995;

         (xvi) "Preliminary Site Investigation Report Chapman Property, Chiron Corporation, Emeryville, California," prepared by Erler and Kalinowski, Inc., dated January 26, 1994;

         (xvii) the letter dated January 10, 1995 from Ric Notini, Chiron, the Chemical Emergency Planning and Response Commission;

         (xviii) the letter dated October 21, 1993, from Brian P. Oliva, ACDEH, to Harrold B. Chapman, re "Underground Storage Tanks at Chiron Corporation, 4560 Horton Street, Emeryville, CA 94608"; and

         (xix) "Preliminary Site Investigation Report, Chiron Site, Chiron Corporation, Emeryville, California, Volumes I and II" prepared by Erler & Kalinowski, Inc., dated September 8, 1993.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

    "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of Chiron's controlled group, or under common control with Chiron, within the meaning of Section 414 of the Internal Revenue Code, and the regulations promulgated and rulings issued thereunder.

    "ERISA TERMINATION EVENT" means (i) the occurrence with respect to any Plan of a reportable event described in Section 4043(c) of ERISA for which any penalty or notice thereof has not been waived pursuant to regulations, rulings, or notices issued by the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (ii) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA (other than in connection with a standard termination of a fully funded Plan pursuant to Section 4041 of ERISA), or (iii) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (iv) any other


                           List of Defined Terms - Page 11

                                 Exhibit K - Page 11
 event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

    "ESCROWED PROCEEDS" means any proceeds that are received by BNPLC from time to time during the Term (and any interest earned thereon), which BNPLC is holding for the purposes specified in the next sentence, from any party (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or
(4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, in determining the amount of "Escrowed Proceeds" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by BNPLC to collect such proceeds; and provided, further, "Escrowed Proceeds" shall not include any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4). "Escrowed Proceeds" shall include only such proceeds as are held by BNPLC (A) pursuant to Paragraph
11 of the Lease for the payment to Chiron for the restoration or repair of the Property or (B) for application as a Qualified Payment or as reimbursement of Breakage Costs or other costs incurred in connection with a Qualified Payment. "Escrowed Proceeds" shall not include any proceeds that have been applied as a Qualified Payment or to pay any Breakage Costs or other costs incurred in connection with a Qualified Payment. Until Escrowed Proceeds are paid to Chiron pursuant to Paragraph 11 of the Lease or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, BNPLC shall keep the same deposited in an interest bearing account, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

    "ESTABLISHED MISCONDUCT" of a Person means, and is limited to: (1) if the Person is bound by the Lease or the Purchase Documents or the Ground Lease, a breach by such Person of the express provisions of the Lease or the Purchase Documents or the Ground Lease that continues beyond any period for cure provided therein, and (2) conduct of such Person or its Affiliates that has been determined to constitute wilful misconduct or Active Negligence in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination. Established Misconduct of one Interested Party shall not be attributed to a second Interested Party unless the second Interested Party is an Affiliate of the first. Negligence which does not constitute Active Negligence shall not in any event constitute Established Misconduct. For purposes of this definition, "conduct of a Person" will include the conduct of an employee of that Person, but only to the extent that the employee is acting within the scope of his employment by that Person, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination. For purposes of this definition, "conduct of a Person" will also include the conduct of an agent of that Person (such as an independent environmental consultant engaged by that Person), but only to the extent that the agent is, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination, (x) acting within the scope of the authority granted to him by such Person, (y) not acting with the consent or approval of or under the direction of Chiron or Chiron's Affiliates, employees or agents, and (z) not acting in good faith to mitigate Losses that such Person may suffer because of a breach by Chiron of the Lease or the Ground Lease.

    "EUROCURRENCY LIABILITIES" shall have the meaning assigned to it in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.


                           List of Defined Terms - Page 12

                                 Exhibit K - Page 12

    "EURODOLLAR RATE RESERVE PERCENTAGE" means, for purposes of determining the Effective Rate for any Construction Period or Base Rent Period, the reserve percentage applicable two Business Days before the first day of such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for BNPLC's Parent with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such period.

    "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph 17.(a) of the Lease.

    "EXCLUDED TAXES" means (1) all federal, state and local income taxes upon Base Rent, the Upfront Fee, Administrative Fees, Commitment Fees, any interest paid to BNPLC pursuant to subparagraph 4.(h) of the Lease and any additional compensation claimed by BNPLC pursuant to subparagraph 5.(c)(iii) of the Lease; (2) all federal, state and local income taxes upon any amounts paid as reimbursement for or to satisfy Losses incurred by BNPLC to the extent such taxes are offset by a corresponding reduction of BNPLC's incometaxes because of BNPLC's deduction of the reimbursed Losses from BNPLC's taxable income or because of any tax credits attributable thereto; (3) taxes imposed by any governmental authority outside the United States of America; and (4) any transfer or change of ownership taxes assessed because of BNPLC's transfer or conveyance to any third party of BNPLC's rights or interests in the Lease, the Purchase Documents, the Ground Lease or the Property, but excluding any such taxes assessed because of any Permitted Transfer. For purposes of this definition, income taxes shall include any income taxes (whether or not so designated) imposed under the Code or California Bank and Corporation Tax Law as well as Texas corporate franchise taxes.

    "EXISTING PARTICIPATION AGREEMENTS" means the Participation Agreements dated June 28, 1996 between BNPLC and the Participants listed in SCHEDULE 1 attached to the Lease, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with their terms.

    "FAIR MARKET VALUE" means the fair market value of the Property on or about the Designated Sale Date (calculated under the assumptions, whether or not then accurate, that Chiron has fulfilled and can be expected to continue to fulfill its obligations under the Ground Lease; that Chiron has maintained the Property in compliance with all Applicable Laws [including Environmental Laws]; that Chiron has completed all Construction Projects, the construction of which was commenced prior to the Designated Sale Date; that all such Construction Projects are self-sufficient in the sense that any easements or offsite facilities needed under the Development Contracts or otherwise for the use of the Improvements will be available at no additional cost to the owner of the Improvements; that Chiron has repaired and restored the Property after any damage following fire or other casualty; that Chiron has restored the remainder of the Property after any partial taking by eminent domain; that Chiron has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the Property, including any assessment liens, but not including Liens Removable by BNPLC; that no conditions or circumstances on or about the Property [such as the presence of an endangered species] is discovered that will impede development of the Property; that development of the Property will not be hindered or delayed because of the limited availability of utilities or water; that any purchaser paying fair market


                           List of Defined Terms - Page 13

                                 Exhibit K - Page 13
value for the Property will receive copies of all of Chiron's books and records which are necessary or useful to a future owner's or occupant's use of the Property in the manner permitted by the Lease, including books and records evidencing the testing and validation of the Property for the uses permitted by the Lease; that without undue cost or delay any such purchaser can obtain any necessary permits or licenses needed to use the Property for the purposes permitted by the Lease; and that Chiron has cured any title defects affecting the Property other than Liens Removable by BNPLC, all in accordance with the standards and requirements of the Lease [as though the Lease were continuing in force] and the Ground Lease) as determined by an independent MAI appraiser selected by BNPLC, which appraiser must have five years or more experience appraising similar properties in northern California.

    "FED FUNDS RATE" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BNPLC's Parent from three Federal funds brokers of recognized standing selected by BNPLC's Parent. All determinations of the Fed Funds Rate by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Chiron.

    "FUNDING ADVANCES" means (1) the Initial Funding Advance and (2) all future advances (which, together with Initial Funding Advance, are expected to total but in no event exceed $195,000,000) made by BNPLC's Parent or any Participant to or on behalf of BNPLC to allow BNPLC to provide the Construction Allowance under the Lease.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph 16.(a) of the Lease (except for changes concurred in by Chiron's independent public accountants).

    "GROUND LEASE" means the separate Ground Lease dated June 28, 1996 executed by Chiron, as lessor, and BNPLC, as lessee, pursuant to which Chiron is leasing the Land to BNPLC for a term of approximately 34 1/2 years, as such Ground Lease may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

    "GUARANTY" means the Guaranty dated June 28, 1996 given by Guarantor to BNPLC, guarantying the obligations of Chiron under the Lease, the Purchase Agreement and the Ground Lease, as such Guaranty may be extended, supplemented, amended, restated or otherwise modified from time to time with the consent of BNPLC.

    "GUARANTOR" means Ciba-Geigy, Ltd., the largest shareholder of Chiron as of the Effective Date, and any successor of Ciba-Geigy through merger.

    "HAZARDOUS SUBSTANCE" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify


                           List of Defined Terms - Page 14

                                 Exhibit K - Page 14
substances by reason of deleterious properties, including ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity;
(ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

    "HAZARDOUS SUBSTANCE ACTIVITY" means any actual, proposed or threatened use, storage, holding, release (including any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Property, including the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Property and any resulting residual Hazardous Substance contamination in, on or under the Property. "HAZARDOUS SUBSTANCE ACTIVITY" also means any existence of Hazardous Substances on the Property that would cause the Property or the owner or operator thereof to be in violation of, or that would subject the Property to any remedial obligations under, any Environmental Laws, including CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Property.

    "HAZWOPER REGULATIONS" means the requirements set forth in Section 5192 of title 8 of the California Code of Regulations and Section 1910.120 of title 29 of the Code of Federal Regulations, and any other applicable standards for protecting the health and safety of workers conducting operations at hazardous waste sites.

    "IMPOSITIONS" means all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to the Lease or which are imposed upon BNPLC or the Property because of the ownership, leasing, occupancy, sale or operation of the Property, or any part thereof or interest therein, or relating to or required to be paid by the Ground Lease or any of the Permitted Encumbrances or the Development Contracts, excluding only Excluded Taxes. "IMPOSITIONS" shall include real estate taxes imposed because of a change of use or ownership of the Property on or prior to the date of any sale by BNPLC pursuant to the Purchase Agreement.

    "IMPROVEMENTS" shall have the meaning assigned to it in the Ground Lease, and will include not only existing improvements to the Land as of the Effective Date, if any, but also any new improvements or changes to existing improvements made by Chiron. Accordingly, any and all new improvements made to the Property by Chiron using the Construction Allowance as contemplated in the Lease shall constitute Improvements as that term is used in the documents to which these definitions are attached.

    "INDUSTRIAL HYGIENIST" means an industrial hygienist certified by the American Board of Industrial Hygiene who is experienced with required and appropriate health and safety standards and good industrial hygiene practice related to operations at hazardous waste sites.


                           List of Defined Terms - Page 15

                                 Exhibit K - Page 15

    "INITIAL FUNDING ADVANCE" means the advance of $4,964,881.32 made by BNPLC's Parent (directly or through one or more of its Affiliates) and/or Participants to or on behalf of BNPLC on or prior to the Effective Date to cover the cost of BNPLC's acquisition of the Property and certain Transaction Expenses.

    "INTERESTED PARTY" means each of (1) BNPLC, its Affiliates and its successors and assigns as to the Property or any part thereof or any interest therein, (2) BNPLC's Parent, and (3) the Participants and their permitted successors and assigns under their respective Participation Agreements with BNPLC; provided, however, none of the following shall constitute an Interested
Party: (a) any Person to whom BNPLC may transfer an interest in the Property by a conveyance that is not a Permitted Transfer and others that cannot lawfully claim an interest in the Property except through or under such a transfer by BNPLC, (b) Chiron or any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from Chiron after Chiron's conveyance of the leasehold estate to BNPLC under the Ground Lease, or (c) any Applicable Purchaser under the Purchase Agreement and any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from such Applicable Purchaser.

    "LAND" means the land covered by the Ground Lease from time to time. Upon the Effective Date, the Land shall be as described in EXHIBIT A attached to the Ground Lease, the Lease and the Purchase Agreement. However, upon any amendment to the Ground Lease which modifies the land covered thereby, including any such amendment executed by BNPLC and Chiron pursuant to Paragraph 4 of the Ground Lease, the land covered by the Lease and Purchase Agreement shall automatically be so modified.

    "LEASE" means the Lease Agreement dated June 28, 1996 between BNPLC, as landlord, and Chiron, as tenant, pursuant to which Chiron has agreed to lease BNPLC's interest in the Property, as such Lease Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

    "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period or Base Rent Period, the rate determined by BNPLC's Parent to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to BNPLC's Parent in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. BNPLC shall instruct BNPLC's Parent to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period or Base Rent Period, as the case may be, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by BNPLC's Parent) Stipulated Loss Value on the first day of such period, and (iii) for a time equal or comparable to the length of such period. If BNPLC's Parent so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. If for any reason BNPLC's Parent determines that it is impossible or unreasonably difficult to determine LIBOR with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, or if BNPLC's Parent shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for BNPLC, BNPLC's Parent or any Participant to provide or maintain Funding Advances during any Construction Period or Base Rent Period for which Carrying Costs or Base Rent is computed by reference to LIBOR, then "LIBOR" for that period shall equal the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Chiron.


                           List of Defined Terms - Page 16

                                 Exhibit K - Page 16

    "LIBOR PERIOD ELECTION" for any Base Rent Period means a period of one month, three months, six months, nine months or twelve months as designated by Chiron at least ten Business Days prior to the commencement of such Base Rent Period by a notice given to BNPLC in the form of EXHIBIT H attached to the Lease. (For purposes of the Lease a LIBOR Period Election for any Base Rent Period shall also be considered the LIBOR Period Election in effect on
(1) the Base Rent Commencement Date or Base Rent Date upon which such Base Rent Period begins and (2) subsequent Base Rent Dates, if any, which occur before the date upon which such Base Rent Period ends.) Any Libor Period Election so designated by Chiron shall remain in effect for the entire Base Rent Period specified in Chiron's notice to BNPLC (provided such Base Rent Period commences at least ten Business Days after BNPLC's receipt of the notice) and for all subsequent Base Rent Periods until a new designation becomes effective in accordance with the provisions set forth in this definition. Notwithstanding the foregoing, however: (1) Chiron shall not be entitled to designate a LIBOR Period Election that would cause a Base Rent Period to extend beyond the end of the scheduled Term; (2) changes in the LIBOR Period Election shall become effective only upon the commencement of a new Base Rent Period; (3) for any Base Rent Period which will end on or after the first Business Day in October, 1999, the only LIBOR Period Election permitted shall be one month if for any reason whatsoever Chiron shall not, before such period begins, have deposited all Restricted Funds required by Paragraph 4 of the Purchase Agreement or otherwise entered into agreements with BNPLC which will excuse Chiron's obligation to deposit Restricted Funds as contemplated by that Paragraph; and (4) if Chiron fails to make a LIBOR Period Election consistent with the foregoing requirements for any Base Rent Period, or if an Event of Default shall have occurred and be continuing on the third Business Day preceding the commencement of any Base Rent Period, the LIBOR Period Election for such Base Rent Period shall be deemed to be one month.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell receivables with recourse, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of the Lease.

    "LIENS REMOVABLE BY BNPLC" means, and is limited to, Liens encumbering the Property that are asserted (1) other than as contemplated by the Lease or the Purchase Documents or the Ground Lease, by BNPLC itself, (2) by third parties lawfully claiming through or under BNPLC (which for purposes of the Lease shall include any judgment liens established against the Property because of a judgment rendered against BNPLC and shall also include any liens established against the Property to secure past due Excluded Taxes), or (3) by third parties claiming under a deed or other instrument duly executed by BNPLC; provided, however, Liens Removable by BNPLC shall not include (A) any Permitted Encumbrances or Development Contracts (regardless of whether claimed through or under BNPLC), (B) the Lease, the Ground Lease, the Purchase Documents or any other document executed by BNPLC contemporaneously with the execution of the Lease, (C) Liens which are neither lawfully claimed through or under BNPLC (as described above) nor claimed under a deed or other instrument duly executed by BNPLC, (D) Liens claimed by Chiron or claimed through or under a conveyance made by Chiron after Chiron's conveyance of the leasehold estate to BNPLC under the Ground Lease, (E) Liens arising because of BNPLC's compliance with Applicable Law, the Ground Lease, Permitted Encumbrances, the Development Contracts or any written request made by Chiron, (F) Liens securing the payment of property taxes or other amounts assessed against the Property by any governmental authority, other than to secure the payment of past due


                           List of Defined Terms - Page 17

                                 Exhibit K - Page 17

Excluded Taxes or to secure damages caused by (and attributed by any applicable principles of comparative fault to) BNPLC's own Established Misconduct, or (G) Liens resulting from or arising in connection with any breach by Chiron of the Lease, the Purchase Documents or the Ground Lease.

    "LIST OF DEFINED TERMS" means this List of Defined Terms, which is attached to and made a part of the Lease, the Purchase Agreement and the Ground Lease.

    "LOSSES" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote.

    "MATERIAL ENVIRONMENTAL COMMUNICATION" means a communication between Chiron or its agents and a regulatory agency or third party, which causes, or potentially could cause (whether by implementation of or response to said communication), a material change in the scope, duration, or nature of the Remedial Work.

    "MAXIMUM CONSTRUCTION ALLOWANCE" means an amount equal to $195,000,000, less the Initial Funding Advance.

    "OUTSTANDING CONSTRUCTION ALLOWANCE" shall have the meaning assigned to it in subparagraph 6.(a)(i) of the Lease.

    "PARCEL 7A" shall have the meaning assigned to it in subparagraph 4(a) of the Ground Lease.

    "PARTICIPANT" means any Person other than BNPLC's Parent that agrees in writing with BNPLC or another Participant to participate in all or some of the risks and rewards to BNPLC of the Lease, the Purchase Documents and the Ground Lease. As of the Effective Date, all Participants are listed in
SCHEDULE 1 attached to the Lease, but BNPLC may agree after the Effective Date to share in risks and rewards of the Lease, the Purchase Documents and the Ground Lease with other Persons approved as Participants in advance by Chiron (which approval shall not be unreasonably withheld for any proposed Participant that is a commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 or for any Affiliate of such a bank; provided, that any Participation Agreement between such proposed Participant and BNPLC will be in substantially the same form as the Existing Participation Agreements).

    "PARTICIPATION AGREEMENTS" means Participation Agreements between BNPLC and one or more third parties, pursuant to which the third party or parties become Participants by agreeing to participate in all or some of the risks and rewards to BNPLC of the Lease, the Purchase Documents and the Ground Lease, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with their terms.

    "PERMITTED ENCUMBRANCES" means (i) the encumbrances and other matters affecting the Property that are set forth in EXHIBIT B attached to the Lease,
(ii) any easement agreement or other document affecting title to the


                           List of Defined Terms - Page 18

                                 Exhibit K - Page 18

Property executed by BNPLC at the request of or with the consent of Chiron, and
(iii) any liens from time to time imposed to secure only ad valorem taxes on the Property which, at the time in question, are not delinquent.

    "PERMITTED HAZARDOUS SUBSTANCE USE" means the use, generation, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, generation, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control, nor shall such scope and nature:

         (1) exceed that reasonably required for the construction of Construction Projects permitted by the Lease or for the operation of the Property for the purposes expressly permitted under subparagraph
    3.(a) of the Lease; or

         (2) include any disposal, discharge or other release of Hazardous Substances from the Property in any manner that might allow such substances to reach surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or
    (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by Chiron that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Property in a manner that requires a RCRA treatment, storage or disposal permit, including a landfill, incinerator or other waste disposal facility.

    "PERMITTED HAZARDOUS SUBSTANCES" means Hazardous Substances used and reasonably required for Construction Projects expressly permitted by the Lease or for the use of the Property by Chiron and its permitted subtenants and assigns for the purposes expressly permitted by subparagraph 3.(a) of the Lease, in either case in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include usual and customary office, laboratory and janitorial products.

    "PERMITTED TRANSFER" means any one or more of the following: (1) the creation or conveyance of rights and interests in favor of the Participants listed in SCHEDULE 1 attached to the Lease pursuant to the terms and conditions of the Existing Participation Agreements; (2) any subsequent assignment or conveyance by BNPLC of any lien or security interest against the Property (in contrast to a conveyance of BNPLC's leasehold estate under the Ground Lease) or of any interest in Rent, payments required by or under the Purchase Documents, payments required by or under the Ground Lease or payments to be generated from the Property after the Term, to any present or future Participant or to any Affiliate of BNPLC, provided that such subsequent assignment or conveyance is made expressly subject to the rights of Chiron under the Ground Lease, the Lease and the Purchase Documents; (3) any agreement to exercise or refrain from exercising rights or remedies under the Lease or the Purchase Documents made by BNPLC with any present or future Participant or Affiliate of BNPLC; (4) any assignment or conveyance by BNPLC requested by Chiron or required by any Permitted Encumbrance, by Development Contracts, by the Purchase Documents or by Applicable Laws; or (5) any assignment or conveyance by BNPLC when an Event of Default shall have occurred and be continuing or after the Designated Sale Date.

                           List of Defined Terms - Page 19

                                 Exhibit K - Page 19

    "PERSON" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

    "PERSONAL PROPERTY" shall have the meaning assigned to it on page 2 of the Lease.

    "PLAN" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and is either (i) maintained by Chiron or any Subsidiary for employees of Chiron or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Chiron or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

    "POTENTIAL LIEN CLAIMANTS" means general contractors or other parties who have filed a statutory Preliminary Notice to preserve their right to a mechanic's or materialman's lien against the Property in connection with any Construction Project.

    "PRIME RATE" means the prime interest rate or equivalent charged by BNPLC's Parent in the United States of America as announced or published by BNPLC's Parent from time to time, which need not be the lowest interest rate charged by BNPLC's Parent. If for any reason BNPLC's Parent does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or any New York branch or office of Credit Commercial de France as selected by BNPLC shall be used to compute the rate describe in the preceding sentence. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the Effective Date without notice to Chiron as of the effective time of each change in rates described in this definition.

    "PROPERTY" means the Personal Property and the Real Property, collectively.

    "PURCHASE AGREEMENT" means the Purchase Agreement dated June 28, 1996 between BNPLC and Chiron pursuant to which Chiron has agreed to purchase or to arrange for the purchase by a third party of BNPLC's interest in the Property, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

    "PURCHASE DOCUMENTS" means collectively (1) the Purchase Agreement, (2) from and after they are executed, Pledge Documents (as defined in Paragraph 4 of the Purchase Agreement) and (3) the Memorandum of Purchase Agreement executed by BNPLC and Chiron as of the Effective Date and recorded to provide notice of the Purchase Agreement.

    "QUALIFIED PAYMENTS" means all payments received by BNPLC from time to time during the Term from any party (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property;


                           List of Defined Terms - Page 20

                                 Exhibit K - Page 20
provided, however, that (x) in determining the amount of "Qualified Payments", there shall be deducted all expenses and costs of every kind, type and nature (including taxes, Breakage Costs and Attorneys' Fees) incurred by BNPLC with respect to the collection or application of such payments, (y) "Qualified Payments" shall not include any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) "Qualified Payments" shall not include any payments received by BNPLC that BNPLC has paid to Chiron for the restoration or repair of the Property or that BNPLC is holding as Escrowed Proceeds. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value and the Outstanding Construction Allowance) paid to or received by BNPLC as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified Payments by BNPLC as provided in subparagraph
11.(c) of the Lease.

    "QUALIFIED SECURITIES" means unencumbered marketable securities that have an aggregate value of no less than Stipulated Loss Value and that when pledged to secure Chiron's PA Obligations as provided in Paragraph 4 of the Purchase Agreement have a maturity of three years or less and that evidence obligations of the United States of America or another governmental or corporate obligor meeting any criteria specified for such obligor in the Pledge Documents (as defined in Paragraph 4 of the Purchase Agreement).

    "QUALIFIED RIGHT TO STOCK SALE PROCEEDS" means an unencumbered assignable contractual right of Chiron, established by agreements in form and substance satisfactory to each of BNPLC and the Participants in its sole and absolute discretion, to receive from Guarantor no less than $205,000,0000 in cash proceeds from the issuance or sale of Chiron's stock to Guarantor. It is understood that although agreements may exist between Chiron and Guarantor as of the Effective Date which would obligate Guarantor to purchase Chiron's stock for more than $205,000,000, such agreements have not been reviewed or approved by BNPLC or Participants, and therefore prior to any such approval after the Effective Date, such existing agreements cannot establish rights which would qualify under this definition.

    "REAL PROPERTY" shall have the meaning assigned to it on page 1 of the Lease.

    "REMEDIAL WORK" means any investigation, monitoring, clean-up, containment, remediation, removal, payment of response costs, or restoration work and the preparation and implementation of any closure, remedial or other required plans that any governmental agency or political subdivision requires or approves (or could reasonably be expected to require if it was aware of all relevant circumstances concerning the Property), whether by judicial order or otherwise, because of the presence of or suspected presence of Hazardous Substances in, on, under or about the Property or because of any Hazardous Substance Activity. Without limiting the generality of the foregoing, Remedial Work also means any obligations imposed upon or undertaken by Chiron pursuant to the Approved Plans or any recommendations or proposals made therein.

    "RENT" means the Base Rent and all Additional Rent.

    "RESIDUAL RISK PERCENTAGE" means the fifteen percent (15%).

    "RESPONSIBLE FINANCIAL OFFICER" means the chief financial officer, the controller, the treasurer or the assistant treasurer of Chiron.


                           List of Defined Terms - Page 21

                                 Exhibit K - Page 21

    "RESTRICTED FUNDS" shall have the meaning assigned to it in Paragraph 4 of the Purchase Agreement.


    "SCOPE CHANGE" means a change to a Construction Project that, if implemented, will make the quality, function or capacity of the Improvements affected by such Construction Project "materially different" (as defined below in this paragraph) than as described or inferred by plans and other items submitted to BNPLC by Chiron as described in subparagraph 6.(b)(i) of the Lease. Notwithstanding the foregoing, "Scope Change" shall not include refinement, correction and detailing of plans or other items submitted to BNPLC by Chiron. As used in this definition, a "material difference" means a difference that (a) could (after completion of the applicable Construction Project and the funding of any Construction Advances required in connection therewith) significantly reduce any excess of the market value of the Property over Stipulated Loss Value or significantly increase any excess of Stipulated Loss Value over the market value of the Property, or (b) will change the general character of the Improvements from that needed to accommodate the uses permitted by subparagraph 3.(a).

    "SPREAD" means (1) on any date before construction of the initial Construction Project is complete, .25% (twenty-five basis points), and (2) on any date after construction of the initial Construction Project is complete,
 .20% (twenty basis points); provided, however, after any Demand Deadline, the "Spread" on any date will depend upon the rating by Standard and Poor's Corporation or the rating by Moody's Investor Service, Inc. (whichever rating is higher) of Chiron's senior, unsubordinated, unsecured debt on that date, such computation to be as follows:

    RATING                                  SPREAD
    -----------------------                 -----------------------------
    AA- or Aa3 or higher                    .20% (20 basis points)
    A+ or A1                                .25% (25 basis points)
    A or A2                                 .275% (27.5 basis points)
    A- or A3                                .30% (30 basis points)
    BBB+ or Baa1                            .35% (35 basis points)
    BBB or Baa2                             .375% (37.5 basis points)
    lower than BBB and Baa2, or not rated   .50% (50 basis points)

For purposes of this definition, the initial Construction Project shall not be deemed complete until Chiron shall have (1) caused the initial Construction Project to have been completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of (x) the Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) obtained with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts.

    "STIPULATED LOSS VALUE" as of any date means the amount equal to the sum of the Initial Funding Advance, plus the sum of all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to such date, minus all funds received by BNPLC and applied as Qualified Payments on or prior to such date. Under no circumstances will any payment of Base Rent or the Upfront Fee, Administrative Fees or Commitment Fees reduce Stipulated Loss Value.

                           List of Defined Terms - Page 22

                                 Exhibit K - Page 22

    "SUBSIDIARY" means any corporation of which Chiron and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

    "SUPPLEMENTAL PAYMENT" shall have the meaning assigned to it in subparagraph 1(a)(ii) of the Purchase Agreement.

    "TERM" shall have the meaning assigned to it in Paragraph 1 of the Lease.

    "TRANSACTION EXPENSES" means the costs paid from the Initial Funding
Advance in connection with the preparation and negotiation of the Lease, the Purchase Documents, the Ground Lease and related documents. To the extent that BNPLC does not itself use the entire Initial Funding Advance to acquire the Property or to pay expenses incurred by BNPLC in connection with the preparation and negotiation of such documents, the remainder thereof will be advanced to Chiron, with the understanding that Chiron shall use any such amount advanced for one or more of the following purposes: (1) the payment or reimbursement of expenses incurred by Chiron in connection with the preparation and negotiation of the Lease, the Purchase Documents, the Ground Lease and related documents;
(2) the payment or reimbursement of expenses incurred by Chiron in connection with the initial Construction Project, including the planning, design, engineering and permitting of thereof; (3) the maintenance of the Property; (4) the payment of the Upfront Fee and the first Administrative Fee; or (5) the payment of Rents next due.

    "UPFRONT FEE" shall have the meaning assigned to it in subparagraph 4.(e) of the Lease.

    "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Chiron or any ERISA Affiliate of Chiron under Title IV of ERISA.

    "VOTING STOCK" of any Person means any shares of stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


                           List of Defined Terms - Page 23

                                 Exhibit K - Page 23